UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Entegris, Inc.

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ENTEGRIS, INC.

129 Concord Road

Billerica, Massachusetts 01821

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 8, 2013

The 2013 Annual Meeting of Stockholders of Entegris, Inc. will be held at the Company’s headquarters at 129 Concord Road, Billerica, Massachusetts on Wednesday, May 8, 2013, at 10:00 a.m., local time, to consider and act upon the following matters:

1.	To elect eight (8) Directors to serve until the 2014 Annual Meeting of Stockholders.

2.	To ratify the appointment of KPMG LLP as Entegris’ independent registered public accounting firm for 2013.

3.	To approve, on an advisory basis, the Company’s Executive Compensation.

4.	To transact such other business as may properly come before the meeting and at any adjournment or postponement thereof.

Stockholders of record at the close of business on March 22, 2013 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

By order of the Board of Directors,

Peter W. Walcott Senior Vice President, General Counsel & Secretary

Dated: April 5, 2013

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE IN ONE OF THE FOLLOWING THREE WAYS: (1) BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ENCLOSED STAMPED ENVELOPE BY MAIL, (2) BY COMPLETING A PROXY USING THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE PROXY CARD, OR (3) BY COMPLETING A PROXY ON THE INTERNET AT THE INTERNET ADDRESS LISTED ON THE PROXY CARD.

Important Notice Regarding the Availability of Proxy Materials for the 2013 Annual Meeting of Stockholders to be Held on May 8, 2013 – the Proxy Statement, Form of Proxy and the Annual Report are available at http://investor.entegris.com/financials.cfm

ENTEGRIS, INC.

129 Concord Road

Billerica, Massachusetts 01821

Proxy Statement for the 2013 Annual Meeting of Stockholders

To Be Held on May 8, 2013

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Entegris, Inc., a Delaware corporation, (“Entegris” or the “Company”) for use at the 2013 Annual Meeting of Stockholders to be held at the Company’s headquarters at 129 Concord Road, Billerica, Massachusetts on Wednesday, May 8, 2013, at 10:00 a.m., local time, and at any adjournment or adjournments of that meeting. You may obtain directions to the location of the Annual Meeting of Stockholders by contacting our Investor Relations Department either through the Internet at investor.Entegris.com/contactus.cfm or via email at irelations@Entegris.com. This proxy statement, the foregoing Notice of Annual Meeting of Stockholders, the enclosed form of proxy and the Company’s 2012 Annual Report on Form 10-K are first being mailed or given to stockholders on or about April 5, 2013.

PROXIES

A stockholder giving a proxy may revoke it at any time before it is voted by executing and delivering to Entegris another proxy bearing a later date, by delivering a written notice to the Secretary of the Company stating that the proxy is revoked, or by voting in person at the 2013 Annual Meeting. Any properly completed proxy forms returned in time to be voted at the Annual Meeting will be voted in accordance with the instructions indicated thereon. If no instructions are indicated on the proxy, the proxy will be voted IN FAVOR of the election of the eight named nominees as directors and in accordance with the recommendations of the Board of Directors with respect to other matters to come before the 2013 Annual Meeting. In addition, the proxy confers discretionary authority to vote on any other matter properly presented at the 2013 Annual Meeting which is not known to the Company as of the date of this proxy statement, unless the proxy directs otherwise.

Stockholders may vote by proxy in one of the following three ways: (1) by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage paid envelope by mail, (2) by completing a proxy using the toll-free telephone number listed on the proxy card in accordance with the specified instructions, or (3) by completing the proxy card via the Internet at the Internet address listed on the proxy card in accordance with the specified instructions.

All costs of solicitation of proxies will be borne by Entegris. In addition to solicitations by mail, the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, personal interviews and the Internet. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and Entegris will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

VOTING SECURITIES AND VOTES REQUIRED

The record date for the determination of stockholders entitled to notice of and to vote at the 2013 Annual Meeting was the close of business on March 22, 2013 (the “Record Date”). On the Record Date, there were 139,560,475 shares of Common Stock, $0.01 par value per share, the Company’s only voting securities, outstanding and entitled to vote. Each share of common stock is entitled to one vote. Under the Company’s By-Laws, the holders of a majority of the shares of common stock outstanding and entitled to vote at the meeting shall constitute a quorum for the transaction of business at the meeting. Shares of common stock represented in person or by proxy (including “broker non-votes” and shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present. The affirmative vote of the holders of a majority of votes cast by the stockholders entitled to vote at the meeting is required for the election of directors (see “Corporate Governance – Majority Voting for Directors” below) and for the approval of the other matters listed in the Notice of Meeting. Shares which abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees, who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and “broker non-votes” will not be included in vote totals and will not affect the outcome of the voting on the election of the directors or the other matters listed in the Notice of Meeting.

PROPOSAL 1 – ELECTION OF DIRECTORS

At each annual meeting of stockholders, directors are elected for a term of one year to succeed those directors whose terms are expiring. The persons named in the enclosed proxy will vote to elect as directors the nominees designated by the Board of Directors, whose names are listed below, unless the proxy is marked otherwise. Each of the nominees has indicated his willingness to serve, if elected. However, if a nominee should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by the Board. There are no family relationships between or among any officers or directors of Entegris.

Nominees for Election

Set forth below are the name and age of each nominee for election as a director, his principal occupation and the year of his first election as a director of Entegris or a predecessor public corporation.

Name of Nominee	Age	Principal Occupation	Director Since*
Michael A. Bradley	64	Chief Executive Officer, Teradyne, Inc.	2001
Marvin D. Burkett	70	Management Consultant	2010
R. Nicholas Burns	57	Professor of The Practice of Diplomacy and International Politics, Kennedy School, Harvard University	2011
Daniel W. Christman	69	Independent Business Consultant	2001
Bertrand Loy	47	President & Chief Executive Officer, Entegris, Inc.	2012
Roger D. McDaniel	74	Retired Executive	1997
Paul L.H. Olson	62	Chairman of the Board, Retired Executive	2003
Brian F. Sullivan	51	Chairman & CEO, Celcuity LLC	2003

*	Includes service with predecessor public company, Entegris, Inc., a Minnesota corporation (“Entegris Minnesota”), in the case of Messrs. McDaniel, Olson and Sullivan and Mykrolis Corporation (“Mykrolis”) in the case of Messrs. Bradley and Christman. Entegris Minnesota and Mykrolis Corporation merged into the Company effective August 6, 2005 (the “Merger”).

Set forth below with respect to each director or nominee standing for election at the 2013 Annual Meeting are the principal occupation and business experience during at least the past five years, the names of other publicly held companies of which he serves or has served as a director during such period, as well as the experience, qualifications, attributes or skills that has lead the Board of Directors to conclude that each nominee should serve as a director of the Company.

Michael A. Bradley served as a director of Mykrolis and as Chairman of the Audit & Finance Committee of the Mykrolis Board of Directors from 2001 until the Merger. Mr. Bradley has been a director of the Company since the Merger. He served as Chairman of the Audit & Finance Committee of the Company’s Board of Directors from the date of the Merger until June 14, 2006 and as a member of that committee until May 2008 when he joined the Management Development & Compensation Committee of the Company’s board of directors.

Since 2004 he has been the Chief Executive Officer and a director of Teradyne, Inc., a global supplier of automatic test systems and equipment for semiconductor, military/aerospace, data storage and automotive applications. Prior to that he served as President of Teradyne, Inc. since May of 2003 and as President, Semiconductor Test Division of Teradyne since April of 2001. Mr. Bradley served as the Chief Financial Officer of Teradyne, Inc. from 1999 until 2001 and as a Vice President of Teradyne since 1992. Prior to that, Mr. Bradley held various finance, marketing, sales and management positions with Teradyne and worked in the audit practice group of the public accounting firm of Coopers and Lybrand. Mr. Bradley has served as a director of Avnet, Inc. (global distributor of electronic components and computer products) since November of 2012 and of the Massachusetts High Technology Council. He received his A.B. degree from Amherst College and an M.B.A. from the Harvard Business School.

The Board of Directors has concluded that by reason of his experience as a chief executive officer of Teradyne, Inc. as well as his other senior executive positions with Teradyne which have given him extensive experience within the semiconductor industry and by reason of his nine years of experience as a director of both Mykrolis and the Company, Mr. Bradley should serve as a director of the Company.

Marvin D. Burkett has served as a director of the Company since May of 2010. He has served as the Chief Financial Officer and Chief Administrative Officer of Nvidia Corporation (high performance semiconductor based graphics products) from 2001 until his retirement in 2009. Mr. Burkett also served Advanced Micro Devices, Inc. (manufacturer of semiconductors) from 1972 until 1998, first as corporate controller and then as the Chief Financial Officer and Chief Administrative Officer. Prior to that he worked at the Semiconductor Division of Raytheon Company. Mr. Burkett served as a member of the board of directors and Chairman of the Audit Committee of Netlogic Microsystems, Inc. (design, development and sale of high speed integrated circuits for advanced mobile wireless applications) until early 2012 when that company was sold, of Intermolecular, Inc. (research and development for the semiconductor and clean energy industries) and of Audience, Inc. (advanced voice processors for mobile devices), since September 2010, where he serves as Chairman of the audit committee and as a member of the compensation committee. Mr. Burkett has also served as a member of the board of directors of each of the following private companies in the semiconductor industry: G2 Holdings Corporation, since January 2011, where he also serves as Chairman of the audit committee. Mr. Burkett holds a B.S. degree and an M.B.A. from the University of Arizona.

The Board of Directors has concluded that by reason of his forty years of experience in the semiconductor industry and of his experience as chief financial officer and chief administrative officer of two major companies serving the semiconductor industry, Mr. Burkett should serve as a director of the Company.

R. Nicholas Burns has served as a director of the Company since May of 2011. He is currently a Professor of The Practice of Diplomacy and International Politics, Kennedy School, Harvard University. Ambassador Burns served in the United States Foreign Service for twenty-seven years until his retirement in April 2008. He served as Under Secretary of State for Political Affairs from 2005 to 2008. From 2001-2005 he was U.S. Ambassador to NATO. Prior to that from 1997 to 2001 he was U.S. Ambassador to Greece. He is Director of the Aspen Strategy Group, Senior Counselor at the Cohen Group and serves on the Advisory Board for Veracity Worldwide. He is on the Board of Directors of the Rockefeller Brothers Fund, The Atlantic Council and a number of other non-profit organizations.

The Board of Directors has concluded that by reason of his distinguished career as a diplomat and of his expertise in world affairs, Mr. Burns should serve as a director of the Company.

Daniel W. Christman served as a director of Mykrolis and as a member of the Audit & Finance Committee of the Mykrolis Board of Directors from 2001 until the Merger. From February of 2003 through 2004 he was designated as the Presiding Director of the Mykrolis Board of Directors. Since the Merger he served as a director of the Company and as a member of the Audit & Finance Committee until 2011; he served as Chairman of the Audit and Finance Committee from 2009 until 2011. Since May 2008 Mr. Christman has served on the Governance & Nominating Committee and assumed the role of the Chairman of that Committee in 2011.

From 2003 until 2009 he served as Senior Vice President, International Affairs of the U.S. Chamber of Commerce. In 2001 he retired in the grade of Lieutenant General after a career in the United States Army that spanned more than 36 years. Immediately prior to his retirement, General Christman served as the Superintendent of the United States Military Academy at West Point since 1996. From 1994 until 1996, General Christman served as Assistant to the Chairman of the Joint Chiefs of Staff of the United States. General Christman’s key command positions have also included the U.S. Army’s Engineer School in the early 1990’s, and the U.S. Army Corps of Engineer District in Savannah, Georgia. General Christman also served in President Ford’s administration as a member of the National Security Council staff, where he shared responsibility for strategic arms control. He currently serves as a director of Teradyne, Inc., a global supplier of automatic test systems and equipment for semiconductor, military/aerospace, data storage and automotive applications. General Christman is a graduate of the United States Military Academy at West Point, where he also was an Assistant Professor of Economics. General Christman holds an MPA degree in public affairs and an MSE degree in civil engineering from Princeton University and a Juris Doctor degree from The George Washington University Law School.

The Board of Directors has concluded that by reason of his extensive graduate education, his responsibilities as a General Officer in the U.S. Army, his experience with international business issues with the U.S. Chamber of Commerce and by reason of his nine years of experience as a director of both Mykrolis and the Company, General Christman should serve as a director of the Company.

Bertrand Loy has served as our Chief Executive Officer since November 28, 2012 and as President and a director since November 1, 2012. Prior to his promotion, Mr. Loy served as our Executive Vice President and Chief Operating Officer since 2008. From the effectiveness of the Merger until July 2008, he served as our Executive Vice President and Chief Administrative Officer. He served as the Vice President and Chief Financial Officer of Mykrolis from January 2001 until the Merger. Prior to that, Mr. Loy served as the Chief Information Officer of Millipore Corporation from April 1999 until December 2000. From 1995 until 1999, he served as the Division Controller for Millipore’s Laboratory Water Division. From 1989 until 1995, Mr. Loy served Sandoz Pharmaceuticals (now Novartis) in a variety of financial, audit and controller positions located in Europe, Central America and Japan. Mr. Loy serves as a director of BTU International, Inc., (supplier of advanced thermal processing equipment) and of the Massachusetts High Technology Council.

The Board of Directors has concluded that by reason of his extensive experience operating the Company, his five years of experience as the Chief Financial Officer of Mykrolis and his experience as a director of BTU International, Inc., Mr. Loy should serve as a director of the Company.

Roger D. McDaniel has been a director of the Company since the Merger. He served as the independent Chairman of the Board of the Company from 2008 until 2011 and served as the Chairman of the Audit & Finance Committee of the Company’s Board of Directors from June 14, 2006 until May 6, 2009. Prior to the Merger, he served as a director of Entegris Minnesota and as a member of the Compensation and Stock Option and Audit Committees of the Entegris Minnesota Board of Directors from August 1999 until the Merger. Prior to that time, Mr. McDaniel was a director of Fluoroware, Inc. since August 1997. Mr. McDaniel, currently retired, was President and Chief Executive Officer of IPEC, Inc., a manufacturer of chemical-mechanical planarization (CMP) equipment for the semiconductor industry, from 1997 to 1999. From 1989 to August 1996, Mr. McDaniel was the Chief Executive Officer of MEMC Electronic Materials, Inc., a silicon wafer producer, and was also a director of MEMC from April 1989 to March 1997. Mr. McDaniel is a director of Veeco Instruments, Inc. (process equipment for the manufacture of LEDs, power electronics, hard drives, MEMS and wireless chips). He is also a past director and Chairman of the Semiconductor Equipment and Materials International (SEMI) organization.

The Board of Directors has concluded that by reason of his many years of industry business experience and of his experience as chief executive officer of two different companies serving the semiconductor industry and by reason of his fourteen years of experience as a director of both Entegris Minnesota and the Company, Mr. McDaniel should serve as a director of the Company.

Paul L.H. Olson has been a director of the Company since the August 2005 Merger. He has served as the independent Chairman of the Board of the Company since May of 2011. He served as lead director of Entegris Minnesota and as Chairman of the Governance Committee of the Entegris Minnesota board of directors from March 2003 until the Merger with the Company and as a the Chairman of the Governance and Nominating Committee of the Company’s Board of Directors until 2011. Mr. Olson served as the Chief Executive Officer and a director of nuBridges, Inc., a software business headquartered in Atlanta, Georgia from 2008 until its merger with Liaison Technologies, Inc. in 2011; he continues to serve on the board of directors of Liaison Technologies, Inc., serving as chairman of its compensation committee and as a member of its audit committee. He served as Executive Vice President of Bethel University from 2002 to 2008. Prior to 2000, Mr. Olson was a founding executive of Sterling Commerce, Inc., an electronic commerce software company. Prior to his role with Sterling Commerce, he held executive positions with Sterling Software, Inc. and Michigan National Corp. Mr. Olson is a member of the board of directors of several private companies and non-profit organizations, including WMC Industries, Inc.(where he is lead director) and Macalester College (where he serves on the infrastructure and audit committees) ; Mr. Olson also serves as an advisor to Thoma Bravo Equity Partners. Mr. Olson holds a BA degree from Macalester College, an MBA from the University of St. Thomas and a doctorate degree from the University of Pennsylvania.

The Board of Directors has concluded that by reason of his extensive graduate education, his many years of business and institutional management experience and of his experience as chief executive officer of two different software companies and by reason of his ten years of experience as a director of both Entegris Minnesota and the Company, Mr. Olson should serve as a director of the Company.

Brian F. Sullivan has served as a director of the Company since the Merger in 2005. He served as a director of Entegris Minnesota and as a member of its Compensation and Stock Option Committee from December 2003 until the Merger with the Company; and served as a member of the Management Development & Compensation Committee of the Company from the Merger until May 2008 at which time he joined the Audit & Finance Committee. Mr. Sullivan is currently Chairman and CEO of Celcuity LLC, a biotechnology company he co-founded in 2012. Mr. Sullivan was Chairman and CEO of SterilMed, Inc from 2002 until he retired from that company in 2011 in conjunction with its sale to Johnson & Johnson. Mr. Sullivan co-founded Recovery Engineering, Inc. in 1986, and was Chairman and Chief Executive Officer until it was sold in 1999 to Proctor & Gamble Co. Mr. Sullivan served as a member of the board of directors of Virtual Radiologic Corporation from 2008 until that company was sold in 2010, and serves as a director of several private companies and non-profit organizations. Mr. Sullivan holds an A.B. degree from Harvard University.

The Board of Directors has concluded that by reason of his extensive and varied business and management experience and of his experience as chief executive officer of two diverse businesses and by reason of his ten years of experience as a director of both Entegris Minnesota and the Company, Mr. Sullivan should serve as a director of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE

STOCKHOLDERS VOTE FOR THE ABOVE NOMINEES

CORPORATE GOVERNANCE

Entegris’ Board of Directors believes that adherence to good corporate governance principles is essential to running our business efficiently, to maintaining our integrity in the marketplace and to ensure that the Company is managed for the long-term benefit of its stockholders. The Board recognizes that maintaining and ensuring good corporate governance is a continuous process. To this end, our Board of Directors has adopted the Entegris, Inc. Corporate Governance Guidelines, the Entegris, Inc. Code of Business Ethics (which is applicable to all employees, including executive officers, as well as to directors to the extent relevant to their service as directors) and a charter for each committee of the Board. The Corporate Governance Guidelines, the Code of Business Ethics and the Charters of the Audit & Finance Committee, the Management Development & Compensation Committee and the Governance & Nominating Committee are available on the Company’s website at http://www.Entegris.com under “Investors” – “Corporate Governance” and will be provided in printed form to any stockholder who requests them from us.

Director Independence

The Company’s Corporate Governance Guidelines provide that a substantial majority of the directors shall be independent. Currently, with the exception of the Chief Executive Officer, our Board of Directors is comprised entirely of independent directors. The Board has determined that each of Messrs. Bradley, Burkett, Burns, Christman, McDaniel, Olson and Sullivan is “independent” as determined under Rule 4200(15) of the NASDAQ Stock Market, Inc. Marketplace Rules. The Entegris, Inc. Corporate Governance Guidelines also provide that there will be an executive session, comprised exclusively of independent directors, at each regularly scheduled Board of Directors meeting.

Board Leadership Structure

Our board has adopted a structure whereby the Chairman of the Board is an independent director. We believe that having a Chairman independent of management provides strong leadership for the Board and helps ensure critical and independent thinking with respect to the Company’s strategy and performance. Our Chief Executive Officer is also a member of the Board of Directors as the management representative on the Board. We believe this is important to make information and insight concerning the Company’s business directly available to the directors in their deliberations. Our Board believes that having separate positions, with an independent non-executive director serving as Chairman, is the appropriate leadership structure for our Company at this time and demonstrates our commitment to good corporate governance.

Our Chairman of the Board is responsible for the smooth functioning of our Board, enhancing its effectiveness by guiding Board processes and presiding at Board meetings and executive sessions of the independent directors. Our Chairman also presides at stockholder meetings and ensures that directors receive appropriate information from our Company to fulfill their responsibilities. Our Chairman is an ex officio member of each standing Board committee, providing guidance and, like all directors, taking an active role in evaluating our executive officers. Our Chairman also acts as a liaison between our Board and our executive management, promoting clear and open communication between management and the Board.

Board of Directors Role in Risk Oversight

Our Board of Directors has responsibility for the oversight of risk management. Our Board, either as a whole or through its Committees, regularly discusses with management our major risk exposures, their potential impact on our Company and the steps we take to manage them. While our Board is ultimately responsible for risk oversight at our Company, our Board Committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. In particular, our Audit & Finance Committee focuses on financial risk, including internal controls and receives an annual risk assessment report from our Internal Audit Department. Our Governance & Nominating Committee focuses on the management of risks associated with Board organization, membership and structure, succession planning for our directors and corporate governance. Finally, our Management Development & Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs and related to succession planning for our executive officers.

Related Party Transactions

The Board of Directors has adopted a policy that prohibits any business transaction with a value of $60,000 or more between Entegris and our directors, nominees for director and executive officers or their immediate families. In addition, as part of our annual disclosure documentation process we circulate questionnaires to our directors, nominees for director and our executive officers requiring information as to any business transaction with a value of $60,000 or greater between Entegris and those persons or a member of his or her immediate family. The answers to these questionnaires are reviewed for compliance with this policy by management and discussed with the Audit & Finance Committee and our independent registered public accounting firm. Since January 1, 2012, there has been no such business transaction between Entegris and any director, nominee or executive officer or member of their immediate family. FMR LLC beneficially owns 8,112,836 shares (or approximately 5.9%) of our outstanding common stock based on its holdings reported in a Schedule 13G/A filed with the Securities & Exchange Commission on February 13, 2013. During Fiscal 2012, we owed an affiliate of FMR LLC approximately $153,293 in connection with the provision of 401(k) plan administration and other services to us. We believe that the transactions described above were carried out on terms that were in the aggregate no less favorable to us than those that would have been obtained by an unrelated third party in transactions of similar size.

Majority Voting for Directors

On December 17, 2008, the Company’s Board of Directors approved amendments to the Company’s By-Laws and to its Corporate Governance Guidelines to implement a change in the vote required to elect directors in uncontested elections of directors from a plurality-voting standard to a majority-voting standard. This change was effective as of the date of adoption.

These amendments to the By-Laws provide that a director nominee will be elected in an uncontested director election only if the number of votes cast “for” the nominee exceeds the number of votes cast “against” the nominee. Directors will continue to be elected by a plurality vote at any “contested” election, which is defined as an election where the number of nominees exceeds the number of directorships to be filled. These amendments to the By-Laws also prohibit the Board from nominating for election (or filling a vacancy or newly created directorship with) any candidate who has not agreed in advance to submit an irrevocable resignation that would take effect upon (a) the failure to receive the required majority vote for reelection in the next election, and (b) the Board’s acceptance of such resignation. These amendments to the By-Laws impose a similar requirement on director candidates nominated by stockholders. All nominees for election as director listed above have agreed to tender such a resignation.

If an incumbent director does not receive the required vote for reelection, the Governance & Nominating Committee of the Board will make a recommendation to the Board as to whether to accept the director’s resignation; the Board will consider this recommendation and determine, within 90 days after certification of the election results, whether to accept the director’s resignation and will promptly disclose its decision (including the reasons underlying the decision) in a filing with the Securities & Exchange Commission.

Board and Committee Meetings

The Board of Directors has a standing Audit & Finance Committee, which provides the opportunity for direct contact between the Company’s independent registered public accounting firm and the directors. As noted above, the Board has adopted a written charter for the Audit & Finance Committee, a copy of which is posted on the Company’s web site http://www.Entegris.com under “Investors – Corporate Governance”. The responsibilities of the Audit & Finance Committee include selection, appointment, compensation and oversight of the Company’s independent registered public accounting firm as well as reviewing the scope and results of audits and reviewing the Company’s internal accounting control policies and procedures. The Audit & Finance Committee held seven meetings during fiscal 2012. The current members of the Audit & Finance Committee are Marvin D. Burkett, Chairman, Roger D. McDaniel and Brian F. Sullivan, each of whom has been determined by the Board of Directors to be “independent” as defined under Rule 4200(15) of the NASDAQ Stock Market, Inc. Marketplace Rules and to comply with the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934. The Board of Directors has determined that Roger D. McDaniel and Marvin D. Burkett, members of the Audit & Finance Committee, each possess the attributes of an “audit committee financial expert” as that term is defined in the rules of the Securities and Exchange Commission.

The Board of Directors also has a standing Management Development & Compensation Committee, which reviews executive compensation and development and provides recommendations to the Board regarding Entegris’ compensation programs. The Board of Directors has adopted a written charter for the Management Development & Compensation Committee, a copy of which is posted on the Company’s web site http://www.Entegris.com under “Investors – Corporate Governance”. The responsibilities of the Management Development & Compensation Committee include determining the compensation of the named executive officers and the compensation policies impacting other executive officers, reviewing and recommending changes to equity incentive and other employee benefit plans, reviewing the administration of such plans, reviewing the Company’s management development programs and strategies and reviewing and recommending annual compensation for the Board. The Management Development & Compensation Committee held six meetings during fiscal 2012. The current members of the Management Development & Compensation Committee are Michael A. Bradley, Chairman, Marvin D. Burkett and Roger D. McDaniel, each of whom has been determined by the Board of Directors to be “independent” as defined under Rule 4200(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.

The Board of Directors has a standing Governance & Nominating Committee, which provides recommendations to the Board regarding Entegris’ corporate governance and corporate responsibility programs and recommends nominees to be elected to the board of directors. The Board of Directors has adopted a written charter for the Governance & Nominating Committee, a copy of which is posted on the Company’s web site http://www.Entegris.com under “Investors – Corporate Governance”. The responsibilities of the Governance & Nominating Committee include the periodic review of corporate governance guidelines and matters related to corporate responsibility, review of matters relating to the size, composition, required skills and structure of the Board of Directors and committees thereof, the review and evaluation of potential candidates for nomination to the Board, recommendation to the Board of a slate of nominees for election as directors each year and the determination to accept or reject resignations of directors who fail to receive a majority vote for their re-election to the Board as described above. The Governance & Nominating Committee held two meetings during fiscal 2012. The current members of the Governance & Nominating Committee are Daniel W. Christman, Chairman, R. Nicholas Burns and Brian F. Sullivan, each of whom has been determined by the Board of Directors to be “independent” as defined under Rule 4200(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.

The Board of Directors held five meetings during fiscal 2012. In addition, the independent directors held two meetings in connection with the CEO transition process. Each of Messrs. Bradley, Burkett, Burns, Christman, Loy, McDaniel, Olson and Sullivan attended at least 75% of the aggregate number of meetings of the Board of Directors and of any committee on which he served held during the period for which he was a director or member of any such committee.

Director Nomination Process

The Governance & Nominating Committee is responsible for managing the process for nomination of new directors. The Committee may identify potential candidates for first-time nomination as a director using a variety of sources – recommendations from our management, current directors, stockholders or contacts in communities served by Entegris, or by conducting a formal search using an outside search firm selected and engaged by the Governance & Nominating Committee. Following the identification of a potential director-nominee, the Governance & Nominating Committee commences an inquiry to obtain sufficient information concerning the background of a potential new director-nominee. Included in this inquiry is an initial review of the candidate with respect to the following factors: (1) whether the individual meets the specified minimum qualifications for first-time director nominees; (2) whether the individual would be considered independent under applicable rules of NASDAQ and the Securities and Exchange Commission; and (3) whether the individual would meet any additional requirements imposed by law or regulation on the members of the Audit & Finance Committee and/or the Management Development & Compensation Committee of the Board.

The Governance & Nominating Committee evaluates candidates for director nominees in the context of the current composition of the Board taking into account all factors it considers appropriate, including but not limited to, the characteristics of independence, skills, experience, availability for service to Entegris, tenure of incumbent directors on the Board and the anticipated needs of the Board of Directors. The Governance & Nominating Committee believes that, the assessment of potential nominees to be recommended by the Governance & Nominating Committee, should include consideration of the following factors: (i) a position capable of making, or a record of, valuable contributions to the business community, (ii) personal qualities of leadership, character, judgment and a reputation in the community at large of integrity, trust, respect, competence and adherence to the highest ethical standards, (iii) experience in the semiconductor/microelectronics industry or in other industries in which the Company operates; (iv) whether the candidate is free of conflicts and has the time required for preparation, participation and attendance at all meetings; (v) candor and willingness to operate on a team and to seek consensus; or (vi) relevant knowledge and diversity of background and experience in such things as business, manufacturing, technology, finance and accounting, marketing, international business, government and the like. While the Board of Directors does not have a formal policy with respect to diversity, the Board and the Governance & Nominating Committee each believe that it is desirable that the Board members represent diverse viewpoints, with a range of experiences, professions, skills, geographic representation and backgrounds that provide a sufficient mix of perspectives to allow the Board to best fulfill its responsibilities to the Company’s stockholders. In addition, at least one member of the Board should have accounting or related financial management expertise, as determined in the business judgment of the Board. The Governance & Nominating Committee will consider potential nominees recommended by our stockholders for the Committee’s consideration taking into account the same considerations as are taken into account for other potential nominees. Stockholders may recommend candidates by writing to the Chairman, Governance & Nominating Committee in care of the Company’s Senior Vice President, General Counsel & Secretary at Entegris, Inc., 129 Concord Road, Billerica, MA 01821. Our By-Laws provide for additional procedures and requirements for stockholders wishing to nominate a director for election as part of the official business to be conducted at an annual stockholders meeting, as described further under “Stockholder Proposals for 2014 Annual Meeting” below. In addition, as noted above, our By-Laws require that all nominees, as a condition to being nominated, agree to submit an irrevocable resignation that would take effect upon (a) the failure to receive the required vote for reelection in the next election, and (b) the Board’s acceptance of such resignation.

Communications with the Independent Directors

Stockholders and other interested parties may communicate directly with a member or members of the Board or the non-management directors either individually or as a group by addressing their correspondence to the director or directors, c/o our Senior Vice President, General Counsel & Secretary, at the address listed above, with a request to forward the same to the intended recipient. All such communications will be reviewed by the Company’s Senior Vice President, General Counsel & Secretary and if they are relevant to the Company’s operations, policies and philosophies, they will be forwarded to the Chairman of the Board (Mr. Olson). The Chairman of the Board will provide to the directors copies or summaries of any such stockholder communications as he considers appropriate.

Director Attendance at Annual Meetings

Members of the Board of Directors are encouraged to attend Annual Meetings of Stockholders. All current directors except Mr. Sullivan attended the 2012 Annual Meeting of Stockholders.

Director Compensation

The Board of Directors adopted the following standard compensation arrangements for non-employee directors: an annual retainer of $55,000 plus an annual fee of $5,000 for service on the Audit & Finance Committee. Committee chairmen receive an annual fee in lieu of any committee service fee of $5,000 for the Chairman of the Governance and Nominating Committee and of $10,000 for the Chairman of the Audit & Finance Committee and of the Management Development & Compensation Committee. Non-employee directors are also entitled to an annual equity award of $100,000 worth of restricted stock units valued on the date of each Annual Meeting with restrictions lapsing on the date of the next Annual Meeting. Until 2012 when the practice was discontinued, new directors received a one-time initial director’s stock option award covering 15,000 shares at the first Board meeting following election. In addition, non-employee directors are reimbursed for their out-of-pocket expenses incurred in connection with services as a director. The Entegris Board of Directors adopted the following standard compensation arrangement for the independent Chairman of the Board (Mr. Olson): the above specified annual retainer and applicable fees from committee service plus an annual chairman’s fee of $40,000. All of the foregoing fees are based on a June through May fiscal period and are paid quarterly in advance. Mr. Loy receives no compensation for his service as a director.

Fiscal Year 2012 Director Summary Compensation Table

The table below summarizes the compensation paid by the Company to directors for the fiscal year ended December 31, 2012.

(a)	(b)	(c)	(d)	(e)	(f)
Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)	Total ($)
Michael A. Bradley	$65,000	$99,996	—	—	$164,996
Marvin D. Burkett	$65,000	$99,996	—	—	$164,996
R. Nicholas Burns	$55,000	$99,996	—	—	$154,996
Daniel W. Christman	$60,000	$99,996	—	—	$159,996
Roger D. McDaniel	$60,000	$99,996	—	—	$159,996
Paul L. H. Olson	$95,000	$99,996	—	—	$194,996
Brian F. Sullivan	$60,000	$99,996	—	—	$159,996

(1)	Bertrand Loy, the Company’s President and Chief Executive Officer, is not included in this table since he is an employee of the Company, receives no compensation for his services as a director and is included in the Summary Compensation Table under Compensation of Executive Officers below.
(2)	Reflects the aggregate grant date fair value of awards of restricted stock units to each director during 2012, calculated in accordance with FASB ASC Topic 718. As of December 31, 2012, each director held 11,123 outstanding restricted stock units.
(3)	As of December 31, 2012 the aggregate number of outstanding stock options held by each director was as follows: Mr. Bradley – 25,020; Mr. Burkett – 15,000; Mr. Burns – 15,000; Mr. Christman – 25,020; Mr. McDaniel – 27,000; Mr. Olson – 24,000; and Mr. Sullivan – 24,000.

COMPENSATION OF EXECUTIVE OFFICERS

Set forth below is summary information concerning certain compensation earned, paid or awarded during fiscal years 2012, 2011 and 2010 by the Company to our chief executive officer, our chief financial officer and to the three other most highly compensated executive officers who were serving as executive officers at the end of the fiscal year and to our former chief executive officer who was not employed by the Company at the end of fiscal 2012. Throughout this proxy statement we refer to these individuals collectively as the named executive officers.

COMPENSATION DISCUSSION AND ANALYSIS

Objectives of Executive Compensation Policies

The Entegris executive compensation policies are designed so that: (i) total compensation is tied to individual performance, (ii) total compensation will vary with the Company’s performance in achieving financial and other strategic objectives, and (iii) long-term incentive compensation is closely aligned with stockholders’ interests. Further, the Entegris executive compensation policies provide that the proportion of variable compensation increases as an employee’s level of responsibility increases so that compensation for senior executives is aligned with the Company’s performance. For these reasons, the Entegris executive compensation policies prioritize: pay-for-performance, competitive compensation and employee retention and alignment with stockholders’ interests. The overall objectives of the executive compensation policies are to:

•	attract, retain, motivate and reward high-caliber executives;

•	foster teamwork and support the achievement of Entegris’ financial and strategic goals through performance based financial incentives;

•	promote the achievement of strategic objectives which lead to long-term growth in stockholder value;

•	encourage strong financial performance by establishing competitive goals for target performance and leveraging incentive programs through stock-based compensation; and

•	align the interests of executive officers with those of Entegris and its stockholders by making incentive compensation dependent upon Company performance.

For 2012, the Management Development & Compensation Committee of the Board, which is comprised solely of independent non-employee directors, as described under “Corporate Governance” above (the “Committee”), retained the services of the independent compensation advisory firm Frederic W. Cook & Co., Inc. (“FW Cook”) to assist with the review and evaluation of the Company’s compensation policies and to suggest new or alternative compensation arrangements where appropriate. The use of an independent consultant provides additional assurance that our programs are reasonable and consistent with the Company’s objectives. The Committee selected FW Cook based on its national reputation as an expert in compensation practices, its industry knowledge , and its familiarity with the Company and its past compensation practices. FW Cook reports to and takes direction from the Committee; assignment of projects by management to FW Cook requires the prior approval of the Committee. During 2012 FW Cook performed services only for the Committee under its direction and performed no other services for Entegris.

In addition, in establishing its compensation policies for a given year, the Committee will evaluate the results from the most recent shareholder advisory vote on compensation to consider any implications of such advisory vote for the Committee’s compensation policies and determine whether any changes are appropriate. At the 2012 Annual Meeting of Stockholders in excess of 85% of the votes cast with respect to the advisory vote on executive compensation voted to approve the compensation paid in 2011 to the named executive officers. The Committee determined that no significant change in its compensation policies should be recommended to the Board.

Evaluation of Compensation against External Data

In the design of the 2012 compensation programs the Committee evaluated each element of compensation as well as total compensation against corresponding compensation data from comparable companies collected by FW Cook. The Committee compared the Company’s compensation practices and levels of pay to compensation paid by a group of companies that were evaluated by FW Cook as being comparable to Entegris. During 2011 FW Cook conducted a thorough analysis of this list of comparable companies for use in 2012 in order to assure that the companies included resembled the Company as closely as reasonably possible in terms of size of market capitalization and revenue, scope of operations, industry/business content and to eliminate companies acquired by larger enterprises. This “peer group” was comprised of the following 17 companies:

Advanced Energy Industries, Inc.	Diodes Incorporated	Newport Corporation
ATMI, Inc.	FEI Company	RF Micro Devices, Inc.
Brooks Automation, Inc.	FormFactor, Inc.	TriQuint Semiconductor, Inc.
Cabot Microelectronics Corporation	Intersil Corporation	TTM Technologies, Inc.
Coherent, Inc.	Kulicke & Soffa Industries, Inc.	Veeco Instruments Inc.
Cymer Inc.	MKS Instruments, Inc.

Information concerning the compensation practices of these companies was drawn from their proxy statements. The Committee periodically directs FW Cook to review the “peer group” to assure that the companies included continue to be as closely comparable to the Company as reasonably possible.

FW Cook supplemented this data with compensation survey data from technology companies and a broader, general industry compensation survey to develop a composite market perspective on competitive pay levels.

Based upon the Committee’s review of the compensation arrangements discussed below, the compensation levels of the above companies, general market pay practices for executives and its assessments of individual and corporate performance, the Company and the Committee believe that the value and design of the Company’s executive compensation policies for 2012 were appropriate. While executive officers, principally the Senior Vice President for Human Resources, worked closely with the Committee and with FW Cook, to design Entegris compensation programs for 2012, the Committee ultimately decides which policies to adopt and directs and finally approves the design of all compensation programs as well as the specific compensation paid to each of the named executive officers.

Elements of Compensation

The 2012 Entegris compensation program for senior executives, including the named executive officers listed in the Summary Compensation Table below, consisted of a number of elements which are summarized in the following table:

Compensation Element	Description and Purpose of the Compensation Element	Fiscal 2012 Commentary
Base Salary	Rewards core competence in the executive role relative to required skills, experience and contributions to the Company with fixed compensation targeted at the median level, based on competitive market practice. Please see the discussion at “Base Salary” below.	The Company awarded a merit increase to the base salary of the named executive officers during fiscal 2012 (ranging from 4% to 10%) to bring their base salaries in general alignment with the median level.

Compensation Element	Description and Purpose of the Compensation Element	Fiscal 2012 Commentary

Short-Term Incentive Compensation (EIP)

Rewards achievement of Company financial performance criteria to:

•   Provide focus on meeting annual performance goals that will lead to our long-term success; and

•   Annual performance-based cash incentive compensation.

In 2012 EIP awards were again based on the Company’s EBITA performance (weighted at 75%) and on the achievement of specified 2012 key business objectives (weighted at 25%). During 2012 the Company’s performance exceeded the target level for the EBITA metric and met some of the key business objectives qualifying for a combined dollar weighted average award at 103% of target. This compared with the 2011 award level of 109%.

Long-Term Incentive Compensation

The Company awards time vested stock options and restricted stock units to its executive officers. Both types of award vest ratably over 4 years and represent a significant portion of an executive officer’s total compensation. When combined with the EIP compensation element, approximately 75% of the CEO’s compensation and over 60% of the compensation of the other named executive officers is “at risk”, being dependent on the Company’s performance. The purposes for long term incentive awards are to:

•   Promote Executive ownership of our stock;

•   Promote retention of executives in a normally competitive labor market over the longer term;

•   Encourage management focus on critical performance metrics creating value for stockholders.

Long term incentive awards in fiscal 2012 were consistent with the practice followed in both 2010 and 2011.

Retirement Benefits

The Company provides both a qualified and non-qualified tax-deferred retirement savings vehicle in order to:

•   Encourage employee long-term commitment to the Company;

•   Promote employee savings for retirement; and

•   Make total retirement benefits available to executives commensurate with other employees as a percentage of compensation.

There were no changes to the participation in the Company’s retirement plans and no change to the benefits provided.

Compensation Element	Description and Purpose of the Compensation Element	Fiscal 2012 Commentary

Welfare Benefits	Executives participate in employee benefit plans generally available to employees to provide a broad-based total compensation program designed to be competitive in the labor market.	In 2012 there were no changes from historical practice.

Perquisites	The Company had, in the past, provided limited perquisites to reward increased responsibility and leadership duties and to promote healthy lifestyle, responsible personal financial planning and to enhance productivity of business travel.	Starting in 2012 all such perquisites were eliminated; named executive officers were compensated for this elimination by a modest base salary adjustment in lieu of the normal annual merit increase referred to under Base Salary above. See the discussion at “Personal Benefits” below for a fuller discussion.

Change in Control Termination Benefits	Change in control agreements are designed to retain executives and provide continuity of management in the event of an actual or threatened change in control of the Company. The change in control agreements are described in more detail below under “Potential Payments upon Termination or Change in Control”.	During 2012 there were no amendments to these agreements and no new change in control agreements were entered into.

The use of these compensation elements enables us to reinforce our pay for performance philosophy and to strengthen our ability to attract and retain high-quality executives. The Company and the Committee believe that this combination of compensation elements provides an appropriate mix of fixed and variable pay and achieves an appropriate balance between short-term operational performance and long-term shareholder value. The Committee determines the amount of compensation under each component of executive compensation granted to the executive officers to emphasize performance-based compensation tied to financial metrics approved by the Committee and to achieve the appropriate balance between cash compensation and equity compensation, as well as to reflect the level of responsibility of the executive officer. There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. With respect to fiscal 2012, the total compensation paid to the named executive officers included both short term cash incentive compensation and non-cash equity long-term incentive compensation.

When making compensation decisions, the Committee analyzes tally sheets prepared for each senior executive, including the named executive officers. Typically these tally sheets are prepared by our human resources and finance departments and are reviewed and commented on by FW Cook. Each of these tally sheets presents the dollar amount of each major component of the named executive officers’ compensation, including current cash compensation (base salary and short term incentive compensation), accumulated deferred compensation balances and outstanding equity awards.

The overall purpose of these tally sheets is to bring together in one place, all of the elements of actual and potential future compensation of our named executive officers, as well as information about wealth accumulation, so that the Committee may analyze both aggregate total amount of actual and projected compensation. The Committee uses the tally sheet information in all other aspects of its analysis and compensation decision–making process including internal pay equity and other decisions regarding executive compensation.

When making compensation decisions, the Committee also looks at the compensation of our CEO and the other named executive officers relative to the compensation paid to similarly-situated executives at those “peer”

companies listed above – this is often referred to as “benchmarking.” The Committee believes, however, that a benchmark should be just that – a point of reference for measurement – but not the determinative factor for our executives’ compensation. The purpose of the comparison is merely to supplement and not to supplant the analyses of internal pay equity, wealth accumulation potential and the individual performance of the executive officers that we consider when making compensation decisions. Because the comparative compensation information is just one of the several analytical tools that are used in setting executive compensation, the Committee has discretion in determining whether to use this information and/or the nature and extent of its use.

Base Salary

In general, base salary for each employee, including the named executive officers, is established based on the individual’s job responsibilities, performance and experience; the Company’s overall budget for merit increases; and the competitive environment. Each year, we survey the compensation practices of companies serving the semiconductor and other industries deemed relevant as well as general market pay practices for executives in the United States as well as in other countries in which we have significant employee populations in order to assess the competitiveness of the compensation we offer. In fiscal 2012, we continued to target base salary at the median level of the companies identified by and included in the compensation surveys conducted or relied upon by FW Cook. Upon Mr. Argov’s resignation as Chief Executive Officer and Mr. Loy’s appointment as his successor in that position, effective November 28, 2012, Mr. Loy’s base salary was increased to $625,000 per year.

As noted above, the Company and the Committee believe that our success is dependent on our ability to hire and retain high-caliber executives in critical functions, and the pursuit of this objective may require us to recruit individual executives who have significant compensation and retention packages in place with other employers. In order to attract such individuals to Entegris, we may be required to negotiate compensation packages that deviate from the general principle of targeting base pay at the median of our peers. Similarly, we may determine to provide compensation outside of the normal cycle to individuals to address retention issues.

Short-Term Incentive Compensation

Entegris has for a number of years maintained a short-term variable incentive compensation program, the Entegris Incentive Plan or EIP, providing for a potential cash award based upon the achievement of financial and operating performance objectives in accordance with a sliding scale established by the Committee with a fractional award for threshold performance, a full award for target performance and a premium award of up to two times target for extraordinary performance; during 2012 the sliding scale was different for each of these two types of objectives. In addition to the financial criteria and operating performance objectives, awards under the EIP are conditioned on the Company achieving an operating profit. Under this plan, an incentive pool is established based upon the level of the attainment of financial objectives established by the Committee. The CEO is eligible to receive an incentive compensation payment targeting 100% of his base salary and the named executive officers listed in the “Summary Compensation Table” below other than the CEO are eligible to receive an incentive compensation payment targeting either 75% or 50% of their base salary. Other employees were eligible to receive lesser percentages of their base salary at target performance under the EIP, ranging from 3% to 50%, depending on their level of responsibility. The Entegris Incentive Plan is administered by and all awards are made at the discretion of the Committee. For 2012 the EIP awards were based on: (i) the achievement of EBITA within a range established by the Committee (from threshold of 4% of revenue to maximum of 24% of revenue) with target performance established at 14%, weighted at 75% and providing for awards ranging from 40% of weighted target for threshold performance to a maximum of two times target for performance at the top of the range; and (ii) the achievement of critical business objectives (relating to revenue growth and market penetration, quality performance, achievement of divisional gross margin targets, and effective capacity expansion), weighted at 25% and providing for awards ranging from 30% of weighted target to 1.5 times target if all critical business objectives were achieved. The Company’s EBITA performance in 2012 was 118% of target and the Company’s performance with respect to critical business objectives was an average of 64.1% of target

(divisions had specific divisional goals which yielded varying award amounts for corporate and divisional personnel) for a combined dollar weighted average award of 103% of target.

The EIP awards for fiscal 2012, 2011 and 2010 are reflected in the column entitled “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table” and the 2012 EIP award is also reflected in the “Fiscal Year 2012 Grants of Plan Based Awards” table below for the named executive officers.

Long-Term Incentive Compensation

Executives are also eligible to receive equity grants and awards under the Entegris equity incentive plan, the 2010 Stock Plan, which is also administered by the Committee. As a general matter, restricted stock unit awards and stock option awards to senior executives were the principal vehicles used by Entegris for long-term incentive awards during 2012. The Company and the Committee believed that for 2012 the award of stock options was an effective mechanism to align the interests of our executive officers and key personnel with those of Entegris shareholders which is expected to lead to an increase in the long-term value of Entegris. In light of accounting rules, which require that we take an operating statement charge with respect to the grant of stock options, the Company and the Committee believe that grants of stock options to the broad-based key employee population are a less efficient long-term compensation vehicle than awards of restricted stock units. However, for executive officers and certain senior executives, the Committee believes that a mixture of restricted stock units and stock options is appropriate. All stock options granted to executive officers by our predecessor companies and by the Company were granted with an exercise price equal to the fair market value on the date of grant. The Board has adopted a standing agenda that provides that the Committee will consider equity awards for a given year at an early meeting during that year.

The 2012 long term incentive awards to the named executive officers are listed in the “Fiscal Year 2012 Grants of Plan Based Awards” table below under the columns entitled “Estimated Future Payouts Under Equity Incentive Plan Awards”, “All Other Stock Awards Number of Shares of Stock or Units” and “All Other Option Awards Number of Securities Underlying Options”. Sixty percent of the grant date cash value of the 2012 equity awards to executive officers, including the named executive officers, consisted of stock options to vest in four equal installments on February 19th of the first through the fourth years following the date of grant, and forty percent consisted of restricted stock units, with restrictions lapsing in four equal installments on February 19th of the first through the fourth years following the date of award. The Committee chose to grant sixty percent of the 2012 long term incentive award as stock options, that only provide value to the awardee if the price of the Company’s stock appreciates, to address the need for performance based long term incentive awards. The award of restricted stock units addressed another concern, the ability to retain executive officers and other key employees during turbulent economic times and thereafter. Non-executive employees receiving equity awards in 2012 received restricted stock units, with the restrictions lapsing proportionately over four years.

Stock Ownership Guidelines

During 2012 the Company continued the stock ownership guidelines in order to assure the continuation of the close alignment of the interests of those executive officers who are elected by the Board of Directors with those of Entegris stockholders. This alignment is a critical objective of the long term incentive compensation discussed above. The guidelines provide that the CEO should attain and maintain beneficial ownership of Entegris stock having a value equal to five times his annual base salary; Executive Vice Presidents should attain and maintain beneficial ownership of Entegris stock with a value equal to four times their respective annual base salaries, the Chief Financial Officer should attain and maintain beneficial ownership of Entegris stock with a value equal to three times his annual base salary, Senior Vice Presidents should attain and maintain beneficial ownership of Entegris stock with a value equal to two times their annual base salary and other executive officers should attain and maintain beneficial ownership of Entegris stock with a value equal to his annual base salary. Since Mr. Graves is also an Executive Vice President, he is held to the higher ownership standard of four times base salary. For purposes of the stock ownership guidelines, beneficial ownership of Entegris stock includes direct holdings, indirect holdings by immediate family and 401(k) and employee stock ownership plans, unvested restricted stock and restricted stock units and the net share value of in-the-money vested and unvested stock options. The guidelines also provide that executives should attain this beneficial ownership of Entegris stock within five years of the later of their appointment to these positions or the date the guidelines were adopted. As of March  22, 2013, all of the named executive officers were in compliance with the stock ownership guidelines.

Chief Executive Officer Compensation

The Committee evaluates the compensation package of the Chief Executive Officer of Entegris in accordance with the objectives and methodology described above. In evaluating the Chief Executive Officer’s compensation for 2012, the Committee also considered compensation levels of chief executive officers in the market pay analysis conducted by FW Cook, individual performance and Entegris recent financial performance.

Bertrand Loy. As a result of Mr. Argov’s resignation described below, on October 22, 2012, the Board elected Bertrand Loy as President and a director of the Company, effective November 1, 2012, and as Chief Executive Officer to succeed Mr. Argov, effective November 28, 2012. In connection with this promotion, on December 12, 2012 the Company entered into an Executive Employment Agreement with Mr. Loy employing him as President and Chief Executive Officer (the “CEO Agreement”). The CEO Agreement took effect as of November 28, 2012 and cancelled and replaced the Severance Protection Agreement, dated May 13, 2011, between the Company and Mr. Loy. Under the CEO Agreement Mr. Loy receives a base salary of $625,000 per year and variable compensation at target performance equal to 100% of base salary. Mr. Loy is eligible to participate in the Company’s Long Term Incentive Program and to receive equity awards from time to time as determined by the Board of Directors; Mr. Loy did not receive any special equity award in connection with his promotion to Chief Executive Officer. The CEO Agreement has an initial term of two (2) years and is subject to annual automatic renewal unless the Board sends notice of non-renewal sixty (60) days prior to expiration of the initial or any renewal term. In the event that Mr. Loy’s employment is terminated by the Board without cause or by Mr. Loy for “good reason” as defined in the CEO Agreement (generally, removal from office, material diminution of his duties, authority or compensation, breach of the CEO Agreement by the Company, or failure to require a successor corporation to assume the CEO Agreement) then Mr. Loy is entitled to accrued but unpaid compensation; a severance benefit of salary continuation for a period of two (2) years following termination; the continuation of health and dental benefits for Mr. Loy and his immediate family for the entire of such severance pay period; and all equity awards outstanding as of the date of termination shall continue to vest in accordance with each award’s original vesting schedule and vested awards shall continue to be exercisable during such severance period and for a period of 90 days thereafter. In the event that Mr. Loy’s employment is terminated by reason of death or disability, then all unvested equity awards outstanding as of the date of such termination vest and Mr. Loy or his representative have a period of one year following termination to exercise vested stock options. In addition, the CEO Agreement imposes non-competition, non-solicitation and confidentiality covenants on Mr. Loy which continue for the duration of the above referenced severance period. During 2012, Mr. Loy was granted an annual long-term equity incentive award in his then capacity of Chief Operating Officer, consisting of stock options covering 81,918 shares and 31,931 shares of time-based restricted stock units, in each case on the same terms as described above under “Long Term Incentive Compensation”.

The compensation listed in the Summary Compensation Table below includes Mr. Loy’s compensation in his role as Chief Operating Officer for the period January 1, 2012 through November 27, 2012 and his compensation in his role as Chief Executive Officer for the period November 28, 2012 through December 31, 2012.

Gideon Argov. Gideon Argov served as our Chief Executive Officer until his voluntary termination took effect on November 27, 2012. In 2006 Mr. Argov’s salary was established pursuant to an Amended and Restated Employment Agreement, dated as of May 4, 2005, (the “2005 Employment Agreement”) entered into in connection with the merger of two predecessor corporations into the Company at a base salary of $600,000 per year which was approved by our Board of Directors on August 10, 2005. In 2012, in connection with the elimination of perquisites as discussed under “Personal Benefits” below, Mr. Argov’s base salary was increased to $625,000 per year. He has also been entitled to variable compensation at target performance equal to 100% of base salary since 2009. Mr. Argov also participated in other employee benefits offered by Entegris, including equity incentive plans, and in any supplemental retirement plan offered by Entegris. During 2012, Mr. Argov was granted a long-term equity incentive award consisting of stock options covering 138,375 shares and 53,938 shares of time-based restricted stock units, in each case on the same terms as described above under “Long Term Incentive Compensation”.

On October 19th Mr. Argov notified the Company’s board of directors of his decision to terminate his employment for “good reason” in accordance with the terms of the 2005 Employment Agreement. His termination as President, took effect on October 31, 2012, and his termination as Chief Executive Officer and director, took effect on November 27, 2012. This termination entitled Mr. Argov to certain compensation and benefits in accordance with the 2005 Employment Agreement; these amounts are reflected in the Summary Compensation Table below. Other than amounts necessary to fulfill the Company’s contractual obligations under the 2005 Employment Agreement, Mr. Argov received no compensation or benefits in connection with his termination. The specific provisions of the 2005 Employment Agreement are discussed under “Employment Agreements” below.

Benefits

We provide benefit programs to executive officers and to other employees. The following table generally identifies such benefit plans and identifies those U.S. employees who may be eligible to participate:

Benefit Plan	Executive Officers	Certain Managers	Full Time Employees
401(k) Plan	✓	✓	✓
Medical/Dental Plans	✓	✓	✓
Life and Disability Insurance[1]	✓	✓	✓
Employee Stock Purchase Plan	✓	✓	✓
Entegris Incentive Plan[2]	✓	✓	✓
Long Term (Equity) Incentive Program[2]	✓	✓	Not Routinely
Change of Control Agreements	✓	Not Offered	Not Offered
Supplemental Executive Retirement Plan (SERP)	✓	✓	Not Offered
Deferred Compensation Plan	✓	✓	Not Offered

(1)	Entegris provides Company-paid Long-Term Disability insurance to eligible full-time employees with a monthly benefit in the amount of 60% of qualified salary to a maximum of $10,000 per month. All Entegris officers receive company-paid Long-Term Disability coverage that provides a monthly benefit of 60% of qualified salary to a maximum of $15,000 per month.
(2)	Certain selected foreign managers are also eligible to participate in these plans.

Personal Benefits

The Company has, in the past, offered the named executive officers personal benefits, or perquisites, that were limited in scope and value, including a limited financial planning allowance via taxable reimbursements for financial and tax planning services and limited reimbursement for life and disability insurance, and health club and airline club memberships and executive physical exams in order to encourage a healthy life style and provide more productive business travel arrangements. The aggregate value of all such perquisites provided to the named executive officers during 2010 and 2011 was less than $10,000 each. The Committee determined that effective for 2012 and future years all perquisites other than the life and disability insurance (which is cost effective for the Company) would be eliminated and that there would be an adjustment to base salary in lieu of the annual merit increase for the named executive officers to compensate them for the elimination of these perquisites as follows: Mr. Loy – $10,060 (for the period January 1 through November 27, 2012 – see “Chief Executive Officer Compensation” above); Mr. Graves – $8,900; Mr. Walcott – $8,520 and Mr. Argov – $25,000.

Retirement Plan

During 2012 Entegris offered retirement benefits to its U.S. employees through the tax-qualified Entegris, Inc. 401(k) Savings and Profit Sharing Plan (2012 Restatement), hereafter referred to as the 401(k) Plan, which generally provides for an employer match for employee contributions. Executive officers participated in the 401(k) Plan on the same terms as those available for other eligible employees in the U.S. The 401(k) Plan provides a long-term savings vehicle that allows for pre-tax and/or post-tax Roth contributions by employees and tax-deferred earnings. The Company made matching contributions to the 401(k) Plan equal to 100% of such employee contributions on the first 3% of eligible compensation and 50% of the next 2% of eligible compensation, not to exceed the annual IRS limit. The terms of the 401(k) Plan also include a defined contribution element in the form of a discretionary cash profit-sharing contribution as and if approved by the Committee. These discretionary profit-sharing contributions were discontinued in 2009.

In connection with the 401(k) Plan we also maintain a Supplemental Executive Retirement Plan. Under this non-qualified retirement plan, certain senior executives, including the named executive officers, are allowed certain salary deferral benefits that would otherwise be lost by reason of restrictions imposed by the Internal Revenue Code limiting the amount of compensation which may be deferred under tax-qualified plans. Compensation that may be deferred into the non-qualified retirement plan include employee and matching employer contributions that are in excess of the maximum deferral amount allowed under the terms of the 401(k) Plan. Participant accounts are credited with an investment return equivalent to that provided by the investment vehicles elected by the participant, which may be allocated among the same 27 investment funds as are offered with respect to the 401(k) Plan accounts.

The individual participant balances in the 401(k) Plan and the above non-qualified retirement plan reflect a combination of: (1) the annual amount contributed by the Company or by the employee to the 401(k) Plan and the non-qualified retirement plan and the amount of his or her cash compensation that the employee elects to defer; (2) the annual contributions and/or deferred amounts being invested at the direction the employee (the same investment choices are available to all participants); and (3) the continuing reinvestment of the investment returns until the accounts are paid out. This means that similarly situated employees, including the named executive officers, may have materially different account balances because of a combination of these factors.

See the “Non-Qualified Deferred Compensation Table” below for more information on account balances and earnings under this non-qualified retirement plan for the named executive officers.

Summary Compensation Table

The following table summarizes the reportable compensation, in accordance with Item 402(c) of Regulation S-K under the Securities Act of 1933, to the named executive officers for the fiscal years ended December 31, 2012, 2011 and 2010:

(a)	(b)	(c)		(d)		(e)		(f)		(g)		(h)		(i)
Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards(3) ($)		Option Awards(4) ($)		Non-Equity Incentive Plan Compensation ($)(5)		All Other Compensation ($)(6)		Total ($)
Bertrand Loy(1) President & Chief Executive Officer (11/28/2012 – 12/31/2012)	2012 2011 2010	$ $ $	426,087 397,350 382,154	$ $ $	0 0 0	$ $ $	296,000 278,796 282,150	$ $ $	443,996 418,201 317,680	$ $ $	347,479 328,177 492,469	$ $ $	30,171 17,406 15,957	$ $ $	1,543,733 1,439,930 1,490,410

Gregory B. Graves Executive Vice President & Chief Financial Officer	2012 2011 2010	$ $ $	342,829 331,681 321,826	$ $ $	0 0 0	$ $ $	192,000 178,003 240,120	$ $ $	287,997 266,997 281,947	$ $ $	264,453 273,127 414,522	$ $ $	24,638 31,608 14,100	$ $ $	1,111,917 1,081,416 1,272,515

Peter W. Walcott Senior Vice President, General Counsel & Secretary	2012 2011 2010	$ $ $	287,836 278,085 271,723	$ $ $	0 0 0	$ $ $	150,396 150,400 157,907	$ $ $	225,602 225,596 177,791	$ $ $	222,048 228,475 349,727	$ $ $	18,995 21,673 12,302	$ $ $	904,877 904,229 969,450

Todd J. Edlund Vice President and General Manager CCS Division	2012 2011 2010	$ $ $	279,299 266,909 254,769	$ $ $	0 0 7,500	$ $ $	112,000 103,999 133,548	$ $ $	167,998 155,999 156,811	$ $ $	144,780 147,354 218,875	$ $ $	17,066 10,667 10,639	$ $ $	721,143 684,928 782,142

Gregory C. Morris Vice President and Chief Commercial Officer	2012 2011 2010	$ $ $	260,800 246,156 238,616	$ $ $	0 0 7,050	$ $ $	101,998 97,998 126,449	$ $ $	153,001 147,002 148,476	$ $ $	138,780 135,215 204,744	$ $ $	15,841 11,088 11,050	$ $ $	670,420 637,459 736,385

Gideon Argov(2) President & Chief Executive Officer (1/1/2012 – 11/27/2012)	2012 2011 2010	$ $ $	581,250 600,000 598,154	$ $ $	0 0 0	$ $ $	500,005 479,995 483,019	$ $ $	749,993 720,001 543,844	$ $ $	0 654,000 1,020,000	$ $ $	2,470,575 23,600 25,004	$ $ $	4,301,823 2,477,596 2,670,021

(1)	On October 22, 2012, in connection with the resignation of Mr. Argov referred to above, the Company’s Board of Directors elected Bertrand Loy as President and a director of the Company, effective November 1, 2012, and as Chief Executive Officer to succeed Mr. Argov, effective November 28, 2012. The compensation listed above for 2010, 2011 and for the period January 1, 2012 through November 27, 2012 reflects Mr. Loy’s compensation in his role as Executive Vice President and Chief Operating Officer. The 2012 compensation also reflects Mr. Loy’s compensation in his role as Chief Executive Officer for the period November 28, 2012 through December 31, 2012.
(2)	On October 22, 2012, the Company’s Board of Directors accepted the resignation of Mr. Argov as President, effective October 31, 2012, and as Chief Executive Officer and director, effective November 27, 2012. The termination of his employment entitled Mr. Argov to certain compensation and benefits pursuant to the contractual obligations specified in the 2005 Employment Agreement, which payments are reflected in the compensation for 2012 in column (h) of the above Summary Compensation Table as follows: (i) $1,250,000 of salary continuation for a period of two years following the date of his resignation, (ii) $1,020,000 payment equal to the highest amount paid under the Entegris Incentive Plan in the past three years, (iii) $44,259 estimated cost to continue health and dental benefits for a period of two years following the date of his resignation (through November 27, 2014), (iv) $15,000 for out placement services, and (v) $118,816 in reimbursement of estimated payroll taxes. See “Employment Agreements” below for a detailed discussion of the terms of the 2005 Employment Agreement. See also “Grants of Plan Based Awards” and “Outstanding Equity Awards at Fiscal Year End” for information concerning the acceleration of Mr. Argov’s unvested equity awards on the effective date of his termination pursuant to the terms of the 2005 Employment Agreement. See footnote 6 below for amounts paid to Mr. Argov with respect to employer matching contributions under the Entegris, Inc. 401(k) Savings and Profit Sharing Plan (2012 Restatement) and the Entegris, Inc. Supplemental Executive Retirement Plan for Key Salaried Employees.
(3)	The amounts in column (e) reflect the dollar amount of the grant date fair value computed in accordance with FASB ASC Topic 718 (column (e)) for awards of restricted stock units made pursuant to the Company’s long term incentive program during each of the fiscal years ended December 31, 2012, 2011 and 2010. For a discussion of the assumptions underlying these valuations please see Note 12 to the Company’s Consolidated Financial Statements included in the Company’s Form 10-K Annual Report for the fiscal year ended December 31, 2012, which accompanies this Proxy Statement.
(4)	The amounts in column (f) consist of the dollar amount of the grant date fair value, computed in accordance with FASB ASC Topic 718 (column (f)) with respect to stock option awards granted in 2012, 2011 and 2010. For a discussion of the assumptions underlying these valuations please see Note 12 to the Company’s Consolidated Financial Statements included in the Company’s Form 10-K Annual Report for the fiscal year ended December 31, 2012, which accompanies this Proxy Statement.

(5)	The amounts listed under column (g) were payable under the Entegris Incentive Plan with respect to the Company’s performance during the indicated fiscal year and were paid in February or early March of the succeeding year.
(6)	Included in the amounts listed under column (h) are: (a) employer matching contributions under the Entegris, Inc. 401(k) Savings and Profit Sharing Plan (2012 Restatement) of $10,000 to each of Messrs. Loy, Graves, Walcott, Edlund, Morris and Argov, in 2012; (b) employer matching contributions to the Entegris, Inc. Supplemental Executive Retirement Plan for Key Salaried Employees as follows: for 2012: Mr. Loy – $20,171; Mr. Graves – $14,638; Mr. Walcott – $8,995; Mr. Edlund – $7,066; Mr. Morris – $5,841; and Mr. Argov – $12,500; and (c) with respect to Mr. Argov, the amounts payable under his 2005 Employment Agreement as specified in footnote 2 above.

Fiscal Year 2012 Grants of Plan Based Awards

During the fiscal year ended December 31, 2012 the following plan based awards were granted to the named executive officers:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock Awards
Name	Grant Date	Thresh- hold ($)	Target ($)	Maxi- mum ($)	Thresh- hold (#)	Target (#)	Maxi- mum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Bertrand Loy		$126,750	$338,015	$633,778	—	—	—	—	—	—
	2/15/2012	—	—	—	—	—	—	31,931	81,918	$9.27	$739,996
Gregory B. Graves		$96,469	$257,250	$482,344	—	—	—	—	—	—	—
	2/15/2012	—	—	—				20,712	53,136	$9.27	$479,997
Peter W. Walcott		$81,000	$216,000	$405,000	—	—	—	—	—	—	—
	2/15/2012	—	—	—	—	—	—	16,224	41,624	$9.27	$375,998
Todd J. Edlund		$53,438	$142,500	$267,188	—	—	—	—	—	—	—
	2/15/2012	—	—	—	—	—	—	12,082	30,996	$9.27	$279,998
Gregory C. Morris		$50,625	$135,000	$253,125	—	—	—	—	—	—	—
	2/15/2012	—	—	—	—	—	—	11,003	28,229	$9.27	$254,999
Gideon Argov(4)		$234,375	$625,000	$1,171,875	—	—	—	—	—	—	—
	2/15/2012	—	—	—	—	—	—	53,938	138,375	$9.27	$1,249,998

(1)	Awards under the Entegris Incentive Plan. See “Compensation Discussion and Analysis – Short Term Incentive Compensation” above.
(2)

These stock awards are grants of restricted stock units that vest ratably over four years on February 19th of 2013, 2014, 2015 and 2016. The indicated grant date fair value of these stock awards is calculated in accordance with FASB ASC Topic 718.

(3)

The indicated awards are stock option grants with an exercise price equal to the closing price on the NASDAQ of our stock on the indicated date of grant and that vest ratably over four years on each February 19th of 2013, 2014, 2015 and 2016. The indicated grant date fair value of these stock awards is calculated in accordance with FASB ASC Topic 718.

(4)	The non-equity incentive award to Mr. Argov under the Entegris Incentive Plan lapsed upon his resignation on November 27, 2012. Pursuant to Mr. Argov’s 2005 Employment Agreement, he received a payment in lieu of this award; in addition all of the indicated stock option and restricted stock unit awards vested on November 27, 2012. See footnote 2 to the Summary Compensation Table above and “Employment Agreements” below.

Employment Agreements. The Company has entered into an Executive Change in Control Termination Agreement with each named executive officer as described under “Potential Payments upon Termination or Change in Control” below; please see that discussion for a detailed description of the terms of these agreements. In addition, as described under “Chief Executive Officer Compensation” above, effective November 28, 2012, Mr. Loy entered into an Executive Employment Agreement with the Company; please see that discussion for a detailed description of the terms of Mr. Loy’s agreement. Also as described above under “Chief Executive Officer Compensation”, since May 4, 2005, the 2005 Employment Agreement between Mr. Argov and the Company provided that in the event of the termination of Mr. Argov’s employment by Entegris or a successor other than for cause, if Entegris or its successor elected not to extend the 2005 Employment Agreement for any of the otherwise automatic one-year extension periods, or if Mr. Argov terminated his own employment for “good reason” as defined in the 2005 Employment Agreement (generally, removal from office, material diminution of his duties, authority or compensation, or impairment of his ability to perform his duties through action or inaction of the Company’s Board of Directors) he was entitled to receive, in addition to all forms of compensation that he has accrued prior to termination, (i) payment of base salary commencing with the first regular payday in the seventh month following the date of termination for two years following the date of termination; (ii) the greater of the target bonus or the highest bonus paid to Mr. Argov during the three years prior to termination; (iii) continuation of health, dental and group life insurance coverage through the date Mr. Argov continues to receive his base salary following termination or the date he becomes eligible for such coverage with a different employer; (iv) immediate vesting of all outstanding unvested equity awards; and (v) reimbursement of up to $15,000 in outplacement services. The 2005 Employment Agreement also imposes confidentiality, non-competition and non-solicitation restrictions on Mr. Argov for a period of two years following the termination of employment. The 2005 Employment Agreement also provided that in the event of a termination following a “change of control” Mr. Argov would receive benefits on substantially identical terms as the Executive Change in Control Termination Agreements described under “Potential Payments upon Termination or Change in Control” below. As noted above, Mr. Argov’s termination of his employment for “good reason” effective November 27, 2012 entitled him to receive the payments and benefits described in clauses (i) through (v) above, which are reflected in the Summary Compensation Table above.

Mr. Graves entered into a severance protection agreement with the Company, dated as of May 13, 2011, which continued in effect throughout 2012. Under the terms of this severance protection agreement, in the event of the termination of Mr. Graves’ employment by Entegris or a successor other than for cause, or if he terminates his own employment for “good reason” (as defined therein) he is entitled to severance equal to two times base pay as salary continuation, the continuation of his health benefits for two years and the vesting of all outstanding unvested equity awards. This agreement also imposes non-competition, non-solicitation and confidentiality covenants on Mr. Graves for the duration of the severance period. The severance protection agreement also provides for vesting of unvested equity awards and an extended exercise period in the event of Mr. Graves’ retirement at age 55 with ten years of service.

Outstanding Equity Awards at 2012 Fiscal Year End

The following table lists the number of securities underlying stock options and restricted stock and performance share awards outstanding as of December 31, 2012; there were no awards designated in units or other rights outstanding as of the end of the fiscal year:

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (2) (#)	Market Value of Shares of Stock That Have Not Vested (3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)

Bertrand Loy	70,000	—	—	$7.07	2/21/2015	—	—	—	—
	27,533	34,833	—	$5.40	2/19/2017	—	—	—	—
	20,301	60,903	—	$8.76	2/19/2018	—	—	—	—
	—	81,918	—	$9.27	2/19/2019	—	—	—	—
	—	—	—	—	—	15,625	$143,438	—	—
	—	—	—	—	—	26,125	$239,828	—	—
	—	—	—	—	—	23,870	$219,127	—	—
	—	—	—	—	—	31,931	$293,127	—	—

Gregory B. Graves	58,334	—	—	$1.13	2/19/2016	—	—	—	—
	25,819	25,819	—	$5.40	2/19/2017	—	—	—	—
	70,000	—	—	$7.07	2/21/2015	—	—	—	—
	47,000	—	—	$8.37	10/15/2014	—	—	—	—
			—			—	—	—	—
	12,961	38,883	—	$8.76	2/19/2018			—	—
	—	53,136	—	$9.27	2/19/2019			—	—
	45,000	—	—	$13.50	10/15/2013			—	—
						15,625	$143,438	—	—
						19,365	$177,771	—	—
						15,240	$139,903	—	—
	—	—	—	—	—	20,712	$190,136	—	—

Peter W. Walcott	—	19,495	—	$5.40	2/19/2017	—	—	—	—
	10,951	32,854	—	$8.76	2/19/2018	—	—	—	—
	—	41,624	—	$9.27	2/19/2019	—	—	—	—
	—	—	—	—	—	9,375	$86,063	—	—
	—	—	—	—	—	14,621	$134,221	—	—
	—	—	—	—	—	12,877	$118,211	—	—
	—	—	—	—	—	16,224	$148,936	—	—

Todd J. Edlund	7,000		—	$2.10	12/16/2015			—	—
	28,720	14,360		$5.40	2/19/2017			—	—
	23,380			$7.07	2/21/2015			—	—
	17,500			$8.37	10/15/2014			—	—
								—	—
	7,572	22,719		$8.76	2/19/2018			—	—
		30,996		$9.27	2/19/2019			—	—
	15,000			$11.96	10/22/2013			—	—
						12,375	$113,603	—	—
						10,770	$98,869	—	—
						8,904	$81,739	—	—
	—	—	—	—	—	12,082	$110,913	—	—

Gregory C. Morris	30,000		—	$1.13	2/19/2016	—	—	—	—
	3,500		—	$2.10	12/16/2015	—	—	—	—
	13,596	13,597	—	$5.40	2/19/2017	—	—	—	—
	7,136	21,408	—	$8.76	2/19/2018	—	—	—	—
	—	28,229	—	$9.27	2/19/2019	—	—	—	—
	28,000	—	—	$11.96	10/22/2013	—	—	—	—
	—	—	—	—	—	11,250	$103,275	—	—
	—	—	—	—	—	10,198	$93,618	—	—
	—	—	—	—	—	8,391	$77,029	—	—
	—	—	—	—	—	11,003	$101,008	—	—

Gideon Argov	168,000	—	—	$6.96	2/25/2013	—	—	—	—
	139,806	—	—	$8.76	2/25/2013	—	—	—	—
	138,375	—	—	$9.27	2/25/2013	—	—	—	—

(1)

These options vest as follows in the order in which the options are listed in the above table: Mr. Loy – 34,833 shares on February 19, 2013; 20,301 shares on February 19th of each of 2013, 2014 and 2015 and 20,479 shares on February 19th of each of 2013 and 2015, and 20,480 shares on February 19th of each of 2014, and 2016; Mr. Graves – 25,819 on February 19, 2013; 12,961 shares on February 19th of each of 2013, 2014 and 2015 and 13,284 shares on February 19th of each of 2013, 2014, 2015 and 2016; Mr. Walcott – 19,495 shares on February 19, 2013; 10,951 shares on February 19th of each of 2013 and 2014, and 10,952 shares on February 19, 2015, respectively and 10,406 shares on February 19th of each of 2013, 2014, 2015 and 2016; Mr. Edlund –14,360 shares on February 19, 2013; 7,573 shares on February 19th of each of 2013, 2014 and 2015 and 7,749 shares on February 19th of each of 2013, 2014, 2015 and 2016; and Mr. Morris – 13,597 shares on February 19, 2013; 7,136 shares on February 19th of each of 2013, 2014 and 2015 and 7,057 shares on February 19th of each of 2013, 2014, 2015 and 7,058 shares on February 19, 2016.

(2)

Restrictions on the indicated shares of restricted stock lapse as follows (in the order in which the awards are listed in the above table): Mr. Loy – 15,625 on February 19, 2013; 13,062 shares on February 19, 2013 and 13,063 shares on February 19, 2014; 7,957 shares on February 19th of each of 2013 and 2015 and 7,956 shares on February 19, 2014 and 7,982 shares on February 19, 2013 and 7,983 shares on February 19th of each of 2014, 2015 and 2016; Mr. Graves – 15,625 shares on February 19, 2013; 9,682 and 9,683 shares on February 19th of each of 2013 and 2014, respectively; 5,080 shares on February 19th of each of 2013, 2014 and 2015 and 5,178 shares on February 19th of each of 2013, 2014, 2015 and 2016; Mr. Walcott – 9,375 shares on February 19, 2013; 7,310 and 7,311 shares on February 19, 2013 and February 19, 2014; 4,292 and 4,293 shares on February 19th of each of 2013 and 2014, and of 2015, respectively and 4,056 shares on February 19th of each of 2013, 2014, 2015 and 2016; Mr. Edlund – 12,375 shares on February 19, 2013; 5,385 shares on February 19th of each of 2013 and 2014; and 2,968 shares on February 19th of each of 2013, 2014, and 2015 and 3,020 shares on February 19th of 2013 and 2015 and 3,021 shares on February 19th of 2014 and 2016; Mr. Morris – 11,250 on February 19, 2013; 5,099 shares on February 19th of each of 2013 and 2014; 2,797 shares on February 19th of each of 2013, 2014, and 2015; and 2,750 shares on February 19, 2013 and 2,751shares on February 19th of each of 2014, 2015 and 2016.

(3)	The indicated value is calculated using the closing price for the Company’s common stock on December 31, 2012 ($9.18).

Fiscal Year 2012 Option Exercises and Stock Vested

The following table lists the stock option exercises by, and the number of shares of restricted stock vested with respect to, the named executive officers during the fiscal year ended December 31, 2012:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (2) (#)	Value Realized on Vesting (3) ($)
(a)	(b)	(c)	(d)	(e)
Bertrand Loy	250,467	$1,103,122	36,644	$348,118
Gregory B. Graves	46,500	$64,170	30,387	$288,677
Peter W. Walcott	96,494	$404,347	20,978	$199,291
Todd J. Edlund	40,000	$322,734	20,728	$196,916
Gregory C. Morris	10,875	$35,092	20,395	$193,240
Gideon Argov	548,896	$3,229,316	250,818	$2,260,463	(4)

(1)	Value realized upon exercise of option awards is based on the difference between the exercise price and the closing value of the Company’s stock on the date of exercise.
(2)	Includes both restricted stock units that vested during the fiscal year and performance shares that were earned and vested during the fiscal year.
(3)	Value realized on vesting of stock awards based on the closing value of the Company’s common stock on the date of vesting.
(4)	Of the reported amount $1,561,643 is attributable to the acceleration of vesting of previously unvested restricted stock unit awards pursuant to Mr. Argov’s 2005 Employment Agreement.

Nonqualified Deferred Compensation

Pursuant to the Company’s Supplemental Executive Retirement Plan, certain executives, including named executive officers, may defer eligible compensation in excess of the maximum deferral amount allowed under the terms of the Company’s 401(k) Plan. Deferral elections are made by eligible executives in December of each year for amounts to be contributed in the following year. Compensation that may be deferred into this non-qualified retirement plan include employee and matching employer contributions that are in excess of the maximum deferral amount allowed under the terms of the 401(k) Plan. Payment of distributions to the participant under this non-qualified retirement plan may be made only upon the retirement, death, disability or other termination of employment with the Company and shall be paid in a lump sum six months following the date of such termination. No distributions from this non-qualified retirement plan may be made to a participant while still employed by Entegris. Participants are 100% vested with respect to participant and employer matching contributions. Participant accounts under this non-qualified retirement plan are credited with an investment return equivalent to that provided by the investment vehicles elected by the participant, which may be allocated among the same 27 investment funds as are offered with respect to the 401(k) Plan accounts.

Fiscal Year 2012 Nonqualified Deferred Compensation Table

The following table lists the deferred contributions by the named executive officers, by the Company for the benefit of the named executive officers and the aggregate earnings, withdrawals and account balances for the named executive officers during the fiscal year ended December 31, 2012:

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY (1) ($)	Aggregate Earnings in Last FY (2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)
Bertrand Loy	$21,304	$20,171	$56,168	0	$467,746
Gregory B. Graves	$27,426	$14,638	$13,945	0	$216,187
Peter W. Walcott	$0	$8,995	$34,118	0	$502,156
Todd J. Edlund	$5,586	$7,066	$161	0	$12,814
Gregory C. Morris	$0	$5,841	$0	0	$5,841
Gideon Argov	$0	$12,500	$29,763	0	$189,052

(1)	The employer matching contribution reflected in column (c) is established by an offset formula which includes contributions to the employee’s 401(k) account in the calculation of the employer matching contribution under this non-qualified retirement plan. The amounts listed for each of the named executive officers in column (c) is detailed with respect to each named executive officer in footnote 6 to the Summary Compensation Table above in clause (b) of that footnote.
(2)	The amounts listed for each of the named executive officers in column (d) is determined by the size of the non-qualified retirement plan account of the respective named executive officers and by their respective investment elections under that plan.

The Company also maintains a Deferred Compensation Plan that permits eligible participants, subject, to certain restrictions, to defer a specified portion of his or her base salary, incentive compensation and stock compensation for a fixed period specified by the eligible participant at the time the deferral election is made. Eligible participants are those employees who qualify as highly compensated within the meaning of ERISA and who have been designated as eligible by the Management Development & Compensation Committee of the Company’s Board of Directors. Amounts deferred under this plan receive notional earnings based on the investment performance of investments selected by the eligible participant from among the same selection of 27 investment funds as are offered under the Company’s 401(k) plan. During 2012 none of the named executive officers participated in this plan.

Potential Payments Upon Termination or Change In Control

There are currently effective agreements with Messrs. Loy, Graves, Walcott, Edlund and Morris as well as three other executive officers to provide them with certain severance benefits in the event of a “Change of Control” of Entegris. In substance, a Change of Control shall be deemed to have occurred when any person becomes the beneficial owner, directly or indirectly, of 30% or more of the Company’s then outstanding Common Stock (which percentage is two times the threshold percentage which triggers shareholder rights under the Company’s Rights Agreement, dated August 8, 2005), if those members who constituted a majority of the Board of Directors cease to be so, if an agreement for the merger or other acquisition of the Company is consummated. If during the two-year period following a Change of Control the executive’s employment is terminated or if the executive terminates employment for “good cause” (as defined in the agreement – generally certain adverse changes to the terms or conditions of the executive’s employment), a so-called “double trigger”, then the executive will become immediately entitled to:

(i)	payment of all unpaid compensation and expenses earned or incurred prior to the date of termination;

(ii)	a lump sum severance payment equal to the sum of two times the executive’s base salary plus two times the greater of the highest annual bonus during the three years prior to termination or target bonus for the year of termination;

(iii)	medical, dental and life insurance benefits for executive and executive’s family members for a period of two years following the date of termination;

(iv)	immediate vesting of all unvested stock options, the ability to exercise stock options for a period of up to one year following such termination (or, if earlier, until the expiration date of the options), and the immediate lapse of all restrictions on executive’s restricted stock and restricted stock units; and

(v)	up to $15,000 of outplacement services.

Estimate of Change in Control Severance Benefits. The following table estimates potential payments following a change in control if our named executive officers were terminated by us without “cause” or if the named executive officer terminated “for good reason” on December 31, 2012:

Name (1)	Salary ($)	Cash Variable Compensation Payment (1)	Insurance and other Benefits (2)	Net Value of In-The Money Options (3)	Aggregate Value of Restricted Stock and Restricted Stock Units (4)	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Bertrand Loy	$1,250,000	$1,250,000	$42,576	$417,849	$895,520	$3,855,945
Gregory B. Graves	$686,000	$829,044	$42,576	$872,325	$651,248	$3,081,193
Peter W. Walcott	$576,000	$699,454	$35,289	$92,089	$487,431	$1,890,263
Todd J. Edlund	$570,000	$437,750	$33,070	$288,631	$405,124	$1,734,575
Gregory C. Morris	$540,000	$409,488	$33,070	$381,058	$374,930	$1,738,546

1.	Except for Mr. Loy, which is based on target payout at his new base salary, these amounts are based upon the 2010 variable compensation pay out, being the highest in the three years ended December 31, 2012. While Mr. Argov had similar change in control provisions in his 2005 Employment Agreement, as described above, these provisions terminated upon his resignation, effective November 27, 2012.
2.	Reflects the premiums to be paid by the Company to provide the named executive officer with health and dental benefits substantially similar to those they were receiving as of December 31, 2012 (with an assumed 5% premium increase per year); the premiums to be paid by the Company to provide the named executive officer with continuation of group term life insurance as well as the cost paid by the Company for the outplacement allowance referred to above.

3.	Reflects the net value of in-the-money vested and unvested stock options based on the Company’s closing stock price on December 31, 2012 ($9.18).
4.	Reflects the value of restricted stock and restricted stock units still subject to restrictions based on the Company’s closing stock price on December 31, 2012 ($9.18).

The change in control agreements also provide for an additional tax “gross-up” payment to the executive of an amount sufficient to satisfy, on an after-tax basis, any excise tax payable by such executive under Section 4999 of the Internal Revenue Code of 1986 as a result of any payments or benefits received by him. The change in control agreements also include a confidentiality covenant and two year post-termination non-competition and non-solicitation covenants by each named executive officer.

Management Development & Compensation Committee Interlocks and Insider Participation

The current members of the Management Development & Compensation Committee of the Company’s Board of Directors are Michael A. Bradley, Chairman, Marvin D. Burkett and Roger D. McDaniel. No member of the Management Development & Compensation Committee was at any time during fiscal year 2012 an officer or employee or former officer or employee of either the Company or of any subsidiary, nor has any member of such Committee had any relationship with Entegris requiring disclosure under Item 404 of Regulation S-K under the Securities Act of 1933.

During fiscal 2012, no executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Management Development & Compensation Committee of the Company.

MANAGEMENT DEVELOPMENT & COMPENSATION COMMITTEE REPORT

The Management Development & Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K under the Securities Act of 1933 with management and, based on such review and discussions, the Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Michael A. Bradley, Chairman

Marvin D. Burkett

Roger D. McDaniel

OWNERSHIP OF ENTEGRIS COMMON STOCK

Management Holdings of Entegris Common Stock

Except as noted therein, the following table sets forth information concerning the number of shares of Entegris Common Stock, $0.01 par value, beneficially owned, directly or indirectly, by each director or nominee; each of the named executive officers and all directors and executive officers as a group as of January 31, 2013 or subject to acquisition by any of them within sixty days following such date. This information is based on information provided by each director, nominee and executive officer and the listing of such securities is not necessarily an acknowledgment of beneficial ownership. Unless otherwise indicated by footnote, the director, nominee or executive officer held sole voting and investment power over such shares.

Name of Beneficial Owner	Amount And Nature of Shares Beneficially Owned (1) (2)		% of Class (3)
Michael A. Bradley	92,029		*
Marvin D. Burkett	37,935	(4)	*
R. Nicholas Burns	5,000		*
Daniel W. Christman	135,077	(5)	*
Todd Edlund	144,717		*
Gregory B. Graves	341,411		*
Bertrand Loy	312,314		*
Roger D. McDaniel	47,768		*
Gregory C. Morris	119,530		*
Paul L.H. Olson	104,705		*
Brian F. Sullivan	117,478		*
Peter W. Walcott	91,165		*
Gideon Argov	1,341,159	(6)	*
All Directors and Executive Officers as a Group (16) persons including those listed above):	3,258,415	(7)	2.4

*	None of these officers or directors owns as much as 1.0% of Entegris common stock.
(1)	Included in the shares listed as beneficially owned are the following number of shares subject to acquisition through the exercise of stock options under Entegris stock option plans which the following directors and executive officers have the right to acquire within 60 days following January 31, 2013: Mr. Bradley – 25,020 shares; Mr. Burkett – 10,000 shares; Mr. Burns 5,000 shares; Mr. Christman – 25,020 shares; Mr. Edlund – 80,974 shares; Mr. Graves – 285,359 shares; Mr. Loy – 193,447 shares; Mr. McDaniel, – 18,000 shares; Mr. Morris – 80,022 shares; Mr. Olson – 24,000 shares; Mr. Sullivan – 24,000 shares; Mr. Walcott – 51,803 shares.
(2)	Includes restricted stock units which is subject to forfeiture and other restrictions which lapse annually in accordance with the schedule specified in the respective awards, within 60 days following January 31, 2013 as follows: Mr. Loy – 44,626 shares; Mr. Graves – 35,565 shares; Mr. Walcott – 25,033 shares; Mr. Edlund 23,748 shares; and Mr. Morris – 21,896 shares.
(3)	Calculated based on 138,573,968 issued and outstanding shares of Entegris common stock as of January 31, 2013.
(4)	Includes 16,129 shares held in a trust for the benefit of Mr. Burkett and his wife.
(5)	Includes 695 shares held in the name of Mr. Christman’s wife as to which he disclaims beneficial ownership.
(6)	Mr. Argov’s shareholdings include 446,181 shares subject to acquisition through the exercise of stock options until February 25, 2013, the last date on which he was entitled to exercise vested stock options under the terms of his 2005 Employment Agreement.
(7)	Includes 1,698,378 shares subject to acquisition by executive officers and directors within 60 days following January 31, 2013 as described in footnotes 1, 2 and 6 above.

Other Principal Holders of Entegris Common Stock

Based on reports filed with the Securities and Exchange Commission through February 28, 2013, the following persons are believed by the Company to be the beneficial owners of more than 5% of Entegris common stock, the Company’s only class of voting securities, as of December 31, 2012:

Name and address of beneficial owner	Amount and nature of beneficial ownership		Percent of class (1)
BlackRock, Inc.	7,283,522	(2)	5.3%
40 East 52nd Street
New York, NY 10022

FMR LLC	8,112,836	(3)	5.9%
82 Devonshire Street
Boston, MA 02109

GMT Capital Corp.	13,776,800	(4)	9.9%
2100 RiverEdge Parkway, Suite 840
Atlanta, GA 30328

Vanguard Group, Inc.	7,674,295	(5)	5.7%
PO Box 2600 V26
Valley Forge, PA 19482-2600

(1)	Calculated based on 138,573,968 outstanding shares of Entegris common stock as of January 31, 2013.
(2)	With respect to the shares reported by BlackRock, Inc. on a Schedule 13G, dated February 4, 2013, a parent holding company, it is reported that it exercises sole dispositive power and sole voting power with respect to all of such shares.
(3)	With respect to the shares reported by FMR LLC, a parent holding company, on an amended Schedule 13G, dated February 14, 2013, it is reported that it exercises sole dispositive power with respect to all of such shares and sole voting power with respect to none of such shares.
(4)	As reported to the Securities and Exchange Commission on a Form 4 filed October 12, 2012 (the most recent report on file with the Commission with respect to this owner’s shareholdings in the Company), with respect to the shares reported by Thomas, Claugus and GMT Capital Corp. (“GMT”) for itself and as the general partner of (i) Bay Resource Partners, L.P. (“Bay 1”), (ii) Bay II Resource Partners, L.P. (“Bay 2”), and as the investment manager of (iii) Bay Resource Partners Offshore Master Fund, L.P. (“Bay OS”) and, (iv) certain other accounts; Bay 1 holds 1,709,000 shares directly owned by it, Bay 2 holds 3,959,700 shares directly owned by it, Bay OS holds 7,275,000 shares directly owned by it, GMT holds 448,200 shares beneficially owned by it with respect to separate client accounts managed by it, and Thomas E. Claugus holds 384,900 shares directly owned by him.
(5)	With respect to the shares reported by Vanguard Group, Inc., a registered investment advisor, on an amended Schedule 13G, dated February 11, 2013, it is reported that it exercises sole dispositive power with respect to 7,466,630 of such shares, shared dispositive power with respect to 207,665 of such shares and sole voting power with respect to 213,265 of such shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and officers and persons who own more than 10 percent of Entegris Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Entegris common stock. Entegris is required to disclose any failure to file these reports by the required due dates. During 2012, two Form 4s were filed late: one on behalf of Mr. Loy (sale of 82,122 shares – seven days late due to a failure by the executing broker to notify the Company of a sale under Mr. Loy’s 10b5-1 plan), and one by GMT Capital Corp. (purchase of an aggregate of 398,800 shares – five days late).

REPORT OF THE AUDIT & FINANCE COMMITTEE

The Audit & Finance Committee is composed of three members and acts under a written charter adopted by the Board of Directors. The members of the Audit & Finance Committee are independent directors, as defined in the Audit & Finance Committee Charter and in Rule 4200(15) of the NASDAQ Stock Market, Inc. Marketplace Rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

The Audit & Finance Committee reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2012 and discussed these financial statements with the Company’s management. Management is responsible for the Company’s internal controls and the financial reporting process. Management represented to the Audit & Finance Committee that the Company’s financial statements had been prepared in accordance with accounting principles generally accepted in the United States. The Audit & Finance Committee selected KPMG LLP to serve as the Company’s independent registered public accounting firm for 2012, which selection was ratified by the Stockholders at the 2012 Annual Meeting of Stockholders. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States and to issue a report on those financial statements. More specifically, the Audit & Finance Committee reviews, evaluates, and discusses with the Company’s management and with the independent registered public accounting firm, the following matters:

•	the plan for, and the independent accountants’ report on, each audit of the Company’s financial statements;

•	the Company’s financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders;

•	changes in the Company’s accounting practices, principles, controls or methodologies; significant developments or changes in accounting rules applicable to the Company; and

•	the adequacy of the Company’s internal controls and accounting, financial and auditing personnel and the areas of risk that could impact the Company’s business.

The Audit & Finance Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards No. 61 (The Auditor’s Communication With Those Charged with Governance) with KPMG LLP, the Company’s independent registered public accounting firm for 2012. Statement on Auditing Standards No. 61 requires the Company’s independent registered public accounting firm to discuss with the Company’s Audit & Finance Committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

KPMG LLP also provided the Audit & Finance Committee with the written disclosures and the letter required by Public Company Accounting Oversight Board (PCAOB) Rule 3526 (Communication with Audit Committees Concerning Independence). PCAOB Rule 3526 requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit & Finance Committee discussed with the independent registered public accounting firm the matters disclosed in this communication and that firm’s independence from Entegris. The Audit & Finance Committee also considered whether the provision of the audit related and tax services to Entegris by the independent registered public accounting firm, which are referred to under RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013 below, is compatible with maintaining such auditors’ independence and concluded that the independent registered public accounting firm met the specified independence standards.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit & Finance Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

In performing all of these functions, the Audit & Finance Committee acts only in an oversight capacity. The members of the Audit & Finance Committee have necessarily relied on the information, opinions, reports and statements presented to them by Entegris management, which has the primary responsibility for financial statements and reports. The members of the Audit & Finance Committee have also relied on the work and assurances of the Company’s independent registered public accounting firm, who in their report express an opinion on the Company’s annual financial statements. Accordingly, while the Audit & Finance Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K as described above, the foregoing oversight procedures do not assure that management has maintained adequate financial reporting processes and controls, that the financial statements are accurate, or that the audit would detect all inaccuracies or flaws in the Company’s financial statements. The information set forth in this report of the Audit & Finance Committee is not “soliciting material”, deemed to be “filed” with the Securities and Exchange Commission and is not incorporated by reference into any filings of the Company under the Securities Exchange Act of 1934, as amended, irrespective of any general incorporation language contained in any such filing.

AUDIT & FINANCE COMMITTEE

Marvin D. Burkett, Chairman

Roger D. McDaniel

Brian F. Sullivan

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013

KPMG LLP (“KPMG”), independent registered public accounting firm, has reported on the Company’s consolidated financial statements for the years ended December 31, 2012, 2011 and 2010. The Audit & Finance Committee selected KPMG as the Company’s independent registered public accounting firm for 2013 and has also reviewed and approved the scope and nature of the services to be performed for Entegris by that firm. Representatives of KPMG are expected to be present at the Annual Meeting to make a statement if they wish to do so, and to respond to appropriate stockholder questions. The engagement agreement entered into with KPMG for fiscal year 2013 is subject to mediation and arbitration procedures as the sole method for resolving disputes.

Ratification of the selection of the Company’s independent registered public accounting firm is not required to be submitted to a vote of the stockholders of the Company. The Sarbanes-Oxley Act of 2002 requires the Audit & Finance Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. However, the Board of Directors is submitting this matter to the stockholders for ratification as a matter of good corporate governance. If the selection of KPMG is not ratified by the majority of the votes cast by the stockholders entitled to vote at the Annual Meeting, the Audit & Finance Committee will reconsider whether to retain KPMG, and may retain that firm or another firm without re-submitting the matter to the Company’s stockholders. Even if stockholders vote in favor of ratification of the appointment, the Audit & Finance Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.

Representatives of KPMG regularly attend meetings of the Audit & Finance Committee. The Audit & Finance Committee pre-approves and reviews audit and non-audit services performed by KPMG as well as the fees charged by KPMG for such services. In its pre-approval and review of non-audit service fees, the Audit & Finance Committee considers, among other factors, the possible effect of the performance of such services on the auditors’ independence. To avoid potential conflicts of interest in maintaining auditor independence, publicly traded companies are prohibited from obtaining certain non-audit services from its independent registered public accounting firm. In 2012 and 2011, we did not obtain any of these prohibited services from KPMG. Entegris uses other accounting firms for these types of non-audit services. For additional information concerning the Audit & Finance Committee and its activities with KPMG, see “Corporate Governance” and “Report of the Audit & Finance Committee” above.

Audit Fees

Aggregate fees for professional services rendered for the Company by KPMG for the fiscal years ended December 31, 2012 and 2011 were:

Service	2012	2011
Audit Fees	$1,119,000	$1,058,000
Audit Related Fees	—	$28,000
Tax Fees	878,000	$465,000
All Other Fees	—	—

Total	$1,997,000	$1,551,000

The Audit services for the years ended December 31, 2012 and 2011, consisted of professional services rendered for the integrated audit of the Company’s consolidated financial statements and its internal control over financial reporting, as required by the Sarbanes-Oxley Act of 2002 for the years ended December 31, 2012 and 2011; the statutory audits of certain of the Company’s foreign subsidiaries, the review of the Company’s interim consolidated financial statements in quarterly reports to the SEC; and the services normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings with the SEC.

The fees for Audit Related services for the years ended December 31, 2011 were for audit related procedures performed for the Company related to an audit by the Malaysia Industrial Development Authority and a securities registration statement for the 2010 Stock Plan as well as for certain foreign subsidiary matters.

The fees for Tax services for the year ended December 31, 2012 and 2011 were for tax planning services performed in connection with an internal restructuring of our foreign subsidiaries and the establishment of a management hub in Singapore, as well as for services related to tax compliance, tax planning and tax advice for the Company.

There were no fees for All Other services for the years ended December 31, 2012 or 2011.

Effective August 10, 2005, the Company’s Board of Directors adopted the charter of the Audit & Finance Committee which requires the pre-approval of all non-audit services before any such non-audit services are performed for the Company. The charter of the Audit & Finance Committee is posted on the Company’s web site http://www.Entegris.com under “Investors” – “Corporate Governance”. The Audit & Finance Committee adopted pre-approval policies and procedures with respect to audit and permissible non audit services (“Services”) effective August 10, 2005. Under this policy Services must receive either a general pre-approval or a specific pre-approval by the Audit & Finance Committee. The grant of a general pre-approval of Services is limited to identified Services that have been determined not to impair the independence of the independent registered public accounting firm and must include a maximum fee level for the Services approved. A request for specific pre-approval must include detailed information concerning the scope of the Services and the fees to be charged. The policy also provides for a special delegation of pre-approval authority to the Chairman of the Audit & Finance Committee where the commencement of Services is required prior to the next scheduled meeting of the Audit & Finance Committee and it is impractical to schedule a special meeting; any such pre-approval by the Chairman is subject to review by the full Audit & Finance Committee. All of the fees listed as paid for 2012 and 2011 in the table above received pre-approval by the Company’s Audit & Finance Committee.

The Board of Directors recommends that you vote “FOR” the ratification of the selection of KPMG as our independent registered public accounting firm for 2013.

PROPOSAL 3 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The following proposal gives our stockholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of our named executive officers, who are listed in the Summary Compensation Table above. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices, as disclosed under the “Executive Compensation” section of this proxy statement. We are providing this vote as required by Section 14A of the Securities Exchange Act of 1934, as amended. Accordingly, for the reasons discussed in the “Compensation Discussion & Analysis” section of this proxy statement, we are asking our stockholders to vote “FOR” the adoption of the following resolution:

“RESOLVED:	That the stockholders of Entegris, Inc. (“Entegris”) hereby approve, on an advisory basis, the compensation of Entegris’ named executive officers, as disclosed in Entegris’ Proxy Statement for the 2013 Annual Meeting of Stockholders under the heading entitled “Compensation of Executive Officers” pursuant to Item 402 of Regulation S-K including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

While we intend to carefully consider the voting results of this proposal, the final vote is advisory in nature and therefore not binding on us, our Board of Directors or the Management Development & Compensation Committee. Our Board of Directors and the Management Development & Compensation Committee value the opinions of all of our stockholders and will consider the outcome of this vote when making future compensation decisions for our named executive officers.

At our 2011 Annual Meeting of Stockholders, our stockholders approved the recommendation of the Board of Directors that the frequency of advisory votes on executive compensation occur every year. Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we are required to hold an advisory stockholder vote to determine the frequency of the advisory stockholder vote on executive compensation at least once every six years. Accordingly, the next shareholder advisory vote on frequency will occur at the 2017 Annual Meeting of Stockholders.

The Board of Directors recommends a vote “FOR” the adoption of the above resolution indicating approval of the compensation of our named executive officers.

STOCKHOLDER PROPOSALS AND NOMINEES FOR 2014 ANNUAL MEETING

Stockholder proposals submitted for inclusion in next year’s proxy materials must be received by the Company no later than December 6, 2013 and must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Proposals should be addressed to Peter W. Walcott, Senior Vice President, General Counsel and Secretary, Entegris, Inc., 129 Concord Road, Billerica, MA 01821.

Under the Company’s By-Laws any stockholder of record of Entegris may nominate candidates for election to the Board of Directors or present other business at an annual meeting if a written notice is delivered to the Secretary of Entegris at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Such written notice must set forth: (a) as to each proposed nominee: (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the Company which are beneficially owned by each such nominee, (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to be named as a nominee and to serve as a director if elected; and (v) a statement whether such nominee, if elected, has agreed to tender, promptly following such election, an irrevocable resignation to be effective if, at the next meeting for the election of directors: (A) the director does not receive the majority vote required by Section 3.3 of the By-Laws and (B) the Board of Directors accepts such resignation; and (b) as to the stockholder giving the notice: (i) the name and address, as they appear on the Company’s books, of such stockholder; (ii) the class and number of shares of the Company which are beneficially owned by such stockholder; (iii) the class or series and number of shares of capital stock of the Company that are beneficially owned by each associate of the stockholder or beneficial owner as of the date of the notice; (iv) a description of any agreement, arrangement or understanding (whether or not in writing) with respect to the business between or among such stockholder and any other person, including without limitation any agreements that would be required to be described or reported pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the shareholder or beneficial owner); (v) a description of any agreement, arrangement or understanding (whether or not in writing and including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares, regardless of whether settled in shares or in cash) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or beneficial owner, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class or series of the Company’s capital stock, or increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of capital stock of the Company, including the notional number of shares that are the subject of such agreement, arrangement or understanding; (vi) a description of any agreement, arrangement or understanding (whether or not in writing) between or among such stockholder and any other person relating to acquiring, holding, voting or disposing of any shares of stock of the Company, including the number of shares that are the subject of such agreement, arrangement or understanding; and (vii) a description of all direct and indirect compensation and any other material agreement, arrangement, understanding or relationship during the past three years between or among such stockholder and its affiliates and associates, or others with whom such stockholder is acting in concert, on the one hand, and each such nominee and his or her affiliates and associates, or others with whom such nominee is acting in concert, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Securities & Exchange Commission Regulation S-K if the stockholder making the nomination, or any affiliate or associate of such stockholder or person with whom the stockholder is acting in concert, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant. Further, under the By-Laws the Company may also require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

Under the Company’s By-Laws, nominees for director submitted by stockholders for inclusion in the Company’s 2014 proxy statement must be received no earlier than January 8, 2014 and no later than February 7, 2014. Unless the information specified above is received by Entegris at its headquarters at 129 Concord Road, Billerica, MA 01821, Attention Peter W. Walcott, Senior Vice President, General Counsel and Secretary, within such period, nominees will not be included in the Company’s 2014 proxy statement.

Likewise the By-Laws specify that the period for receipt of timely notice of stockholder proposals for submission to the Entegris 2014 Annual Meeting of Stockholders without inclusion in the Company’s 2014 proxy statement is not earlier than January 8, 2014 and not later than February 7, 2014. Unless such notice is received by Entegris at its headquarters at 129 Concord Road, Billerica, MA 01821, Attention Peter W. Walcott, Senior Vice President, General Counsel and Secretary, within such period, proxies with respect to such meeting will confer discretionary voting authority with respect to any such matter.

FORM 10-K ANNUAL REPORT

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 accompanies this proxy statement. Stockholders may obtain without charge an additional copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, by writing to Gregory B. Graves, Executive Vice President & Chief Financial Officer, Entegris, Inc. at the Company’s offices at 117 Jonathan Boulevard N, Chaska MN 55318. In addition, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 is available through the web site of the Securities & Exchange Commission (www.sec.gov) on the EDGAR database as well as on the Company’s web page www.Entegris.com in the “Investors” section under the heading “Financial Information – SEC Filings”.

OTHER BUSINESS

The Board of Directors is not aware of any other business to come before the Annual Meeting of Stockholders. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment as to such matters.

By Order of the Board of Directors,

PETER W. WALCOTT

Senior Vice President, General Counsel & Secretary

Billerica, Massachusetts

April 5, 2013

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 7, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 7, 2013. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:      ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:
1. Election of Directors		For	Against	Abstain
01 Michael A. Bradley		☐	☐	☐
02 Marvin D. Burkett		☐	☐	☐			For	Against	Abstain
03 R. Nicholas Burns		☐	☐	☐	3	Approval of the compensation paid to Entegris, Inc.‘s named executive officers (advisory vote).	☐	☐	☐
04 Daniel W. Christian		☐	☐	☐
05 Bertrand Loy		☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
06 Roger D. McDaniel		☐	☐	☐
07 Paul L. H. Olson		☐	☐	☐
08 Brian F. Sullivan		☐	☐	☐
The Board of Directors recommends you vote FOR
proposals 2 and 3.		For	Against	Abstain

2 Ratify Appointment of KPMG LLP as Entegris, Inc.’s Independent Registered Public Accounting Firm for 2013.		☐	☐	☐	Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.
SHARES CUSIP #

			JOB #					SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 10-K Wrap is/are available at www.proxyvote.com.

ENTEGRIS, INC. Annual Meeting of Stockholders May 8, 2013 10:00 AM This proxy is solicited by the Board of Directors

By signing this proxy or granting your proxy by telephone or the Internet as described on the reverse side, you revoke all prior proxies and constitute and appoint Bertrand Loy, Gregory B. Graves and Peter W. Walcott and each of them singly, your proxies and attorneys with the powers you would possess if personally present and with full power of substitution, to vote all shares of Common Stock of Entegris, Inc. held by you or in respect of which you would be entitled to vote or act at the Annual Meeting of Stockholders of Entegris, Inc. to be held at 129 Concord Road, Billerica MA, on May 8, 2013 at 10:00 a.m. local time and at any adjournments of said meeting upon all subjects that may properly come before the meeting, subject to any directions indicated on this proxy.

IF NO DIRECTIONS ARE GIVEN ON THE REVERSE SIDE, THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED FOR ALL EIGHT NOMINEES, FOR THE RATIFICATION OF THE INDEPENDENT PUBLIC ACCOUNTING FIRM; FOR THE APPROVAL OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION; AND IN THE DISCRETION OF THE NAMED PROXIES AS TO ANY OTHER MATTER THAT MAY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Continued and to be signed on reverse side